                                    SUBLEASE

                                     BETWEEN

                         119 INTERNATIONAL DRIVE, L.L.C.

                                       AS
                                   "SUBLESSOR"

                                       AND





                             BAYCORP HOLDINGS, LTD.


                                       AS
                                   "SUBLESSEE"

                                  15 RYE STREET

                          SUITE #______________________

                         PORTSMOUTH, NEW HAMPSHIRE 03801

                           DATED AS OF AUGUST 10, 2001

                                TABLE OF CONTENTS

ARTICLE                                                                    PAGE
-------                                                                    ----

RECITALS.................................................................    5
ARTICLE 1.   PREMISES....................................................    7
ARTICLE 2.   CONDITION OF SUBLEASED PREMISES - SUBLESSEE'S IMPROVEMENTS..    9
[ARTICLE 2A. SUBLESSOR'S IMPROVEMENTS....................................    9
ARTICLE 3.   TERM........................................................    9
ARTICLE 4.   BASIC RENT..................................................   10
ARTICLE 5.   IMPOSITIONS.................................................   13
ARTICLE 6.   SURRENDER OF SUBLEASED PREMISES.............................   14
ARTICLE 9.   USE OF SUBLEASED PREMISES...................................   17
ARTICLE 10.  LIENS.......................................................   20
ARTICLE 12.  RIGHT OF SUBLESSOR TO INSPECT AND REPAIR....................   22
ARTICLE 13.  GENERAL INDEMNIFICATION BY SUBLESSEE........................   23
ARTICLE 14.  UTILITIES...................................................   25
ARTICLE 25.  ENVIRONMENTAL PROTECTION....................................   36
ARTICLE 26.  MISCELLANEOUS...............................................   44
ARTICLE 28.        NOTICES...............................................   43
ARTICLE 29.        DISPUTES AND LITIGATION...............................   43
ARTICLE 30.        MISCELLANEOUS.........................................   44

                              EXHIBITS TO SUBLEASE

Exhibit

   1     -        PRIMARY SUBLEASE

   2     -        APPLICATION AND ACCEPTANCE

   3     -        MASTER LEASE BETWEEN PEASE DEVELOPMENT AUTHORITY
                  AND AIR FORCE

   4     -        FEDERAL FACILITIES AGREEMENT

   5     -        PLANS DESIGNATING THE
                  SUBLEASED PREMISES

   6     -        ALTERATIONS

   7     -        LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

   8     -        CERTIFICATE OF GOOD STANDING

   9     -        FAA REQUIREMENTS

  10     -        SUBORDINATION AND NON-DISTURBANCE AGREEMENT

  11     -        RULES AND REGULATIONS

  12     -        OPERATING EXPENSES

  13     -        CLEANING SPECIFICATIONS

                                    SUBLEASE

     THIS SUBLEASE ("Sublease") is made by and between 119 INTERNATIONAL DRIVE L.L.C., ("Sublessor") and BAYCORP HOLDINGS, LTD, ("Sublessee"). (Sublessor and Sublessee may be referred to jointly as the "Parties.")

                 SUMMARY OF BASIC LEASE PROVISIONS AND RECITALS

SUMMARY


BASIC DATA.

         SUBLESSOR:        119 International Drive, L.L.C.
                           c/o CP Management, Inc.
                           Three Mound Court
                           Merrimack, NH   03054

         SUBLESSEE:        BayCorp Holdings, LTD
                           15 Rye Street
                           Portsmouth, NH  03801

         GUARANTOR:        N/A

         BASIC RENT: Eighty Four Thousand, Seven Hundred Sixty Eight and 00/100 ($84,768.00) Dollars annually; Seven Thousand, Sixty Four and 00/100 ($7,064.00) Dollars monthly; $16.00 per rentable square foot.


         PREMISES RENTABLE AREA: Approximately 5,298 square feet located on the first floor, subject to an agreeable space plan.

         PERMITTED USES:  Office and related uses.

         PRORATA SHARE: Prorata share 9.40% of 56,360 Building square feet.

         INITIAL TERM: Five (5) years with one five (5) year option, commencing November 1, 2001.

         SECURITY DEPOSIT:  None.

         MANAGER: CP Management, Inc.

         BUSINESS DAYS: All days except Saturday, Sunday, Federal and State Holidays.

         DEFAULT:  See Article 18.

         INITIAL PUBLIC LIABILITY INSURANCE: $2,000,000 minimum Commercial General Liability coverage - $1,000,000 in Automobile coverage and Worker's Compensation coverage at statutory minimum levels.

         SUBLESSEE'S REMOVABLE PROPERTY: As defined in Section 6.1.

         PARKING: Five spaces per 1,000 rentable square feet. Visitor and handicapped parking spaces are so marked.


                                    RECITALS

         A. 119 International Drive, L.L.C. entered into a Sublease dated December 1, 1999, with the Pease Development Authority ("PDA"), an agency of the State of New Hampshire established pursuant to RSA ch 12-G for premises located at the Pease International Tradeport in Portsmouth, New Hampshire described as follows: The premises shown on a Plan entitled "Subdivision Plan of Land at 119 International Drive at Pease International Tradeport, Portsmouth, New Hampshire" recorded in the Rockingham Count Registry of Deeds as Plan #D-28059, a copy of which Sublease is attached hereto as Exhibit 1 (the "Primary Sublease"). The Primary Sublease is subject and subordinate to all agreements made between PDA and the United States of America or the United States Air Force including, but not limited to, the Master Lease, the Application, the Acceptance and the FFA, all as hereinafter defined.

         B. PDA anticipates acquiring fee title to the portion of the former Pease Air Force Base hereinafter designate Premises I and Premises II from the United States of America ("Government or Air Force") by public benefit transfer (i.e. transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151-47153 and other applicable provisions of law. (Together, Premises I and Premises II constitute the entirety of the Airport (the "Airport" or "Pease"). The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by PDA ("Application") and accepted by the Air Force on April 14, 1992 (the "Acceptance"), as the same has been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed June 27, 1997 ("Amendment No. 1"). The Amended Application was approved December 12, 1995 and confirmed March 18, 1997, and the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). The Acceptance and Acceptance II may be referred to collectively as the "Acceptances". Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, PDA and Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. 1 thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993 and a Supplement No. 3 thereto dated June 27, 1997 (collectively the "Master Lease"). The Subleased Premises presently located within the Airport District and are located in Premises II. The Parties acknowledge that the Application, Acceptance and Master Lease impose certain requirements on Sublessor with respect to subleases which are addressed in the terms and attached to this Sublease as Exhibit 2 and 3, the terms Application, Acceptance and Master Lease shall include any amendments to said documents. The Parties acknowledge that a Federal Facilities Agreement ("FFA") required under Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seg, was entered into by the Air Force, the New Hampshire Department of Environmental Services ("NHDES") and the United States Environmental Protection Agency ("EPA") regarding certain contamination at Pease and that FFA also imposes certain requirements upon Sublessor and Sublessee which are addressed in the terms and conditions of this Sublease. A copy of the FFA is attached to this Sublease as Exhibit 4. Unless the context refers specifically to the document constituting Exhibit 4, the term FFA shall include any amendments to said document.

         C. Sublessor is 119 International Drive, L.L.C. and is duly organized and existing under the laws of the State of New Hampshire with a principal place of business at 2 International Drive, Pease International Tradeport, Portsmouth, New Hampshire, and is qualified to do business in the State of New Hampshire.

         D. Sublessee BayCorp Holdings, LTD. is duly organized and existing under the laws of the State of Delaware with a principal place of business at 15 Rye Street, Portsmouth, New Hampshire, and is qualified to do business in the State of New Hampshire.

         E. Manager: C.P. Management, Inc., 3 Mound Court, Merrimack, NH 03054

         NOW, THEREFORE, in consideration of the covenants herein contained and other valuable consideration, the receipt of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

ARTICLE 1.

PREMISES

1.1.     Description of Subleased Premises

         Sublessor, for and in consideration of the rents and covenants herein specified to be paid and performed by Sublessee, hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the premises described generally below and more particularly on the plans attached as Exhibit 5 (the "Subleased Premises" or the "Premises"): consisting of approximately 5,298 square feet as adjusted by the final as built of square footage of the lease premises and located at 15 Rye Street, Portsmouth, New Hampshire.


                  Excluded from the Subleased Premises are property or other rights obtained by a utility supplier from PDA pursuant to a sublease or other agreement in connection with the provision of utility lines and or utility services at the Airport.

         Appurtenant Rights and Reservations. (a) Sublessee shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Sublessee shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Sublessor pursuant to
Section 30.9 and to the right of Sublessor to designate and change from time to time areas and facilities so to be used.

         (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Sublessee agrees that Sublessor shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Sublessee's use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Sublessee shall install and maintain, as Sublessor may require, proper access panels in any hung ceilings or walls as may be installed by Sublessee in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

1.2.     Easements - Rights-of-Way

         This Sublease is subject to (i) existing easements and rights-of-way of record, (ii) the Utility Sublease and License Agreement dated July 31, 1992 by and between PDA and Public Service Company of New Hampshire ("PSNH"), (iii) the utility Sublease and License Agreement dated May 10, 1995 by PDA and New England Telephone and Telegraph Company ("NETEL"), (iv) the Wastewater Disposal and Water Service Facilities Sublease and License Agreement dated as of January 1, 1993 and amended July 1, 1998 by and between PDA and the City of Portsmouth ("COP") and (v) the Pipeline Easement and Transfer Agreement dated August 12, 1998 by and between PDA, Portland Natural Gas Transmission System and Maritime & Northeast Pipeline, L.L.C. and such other agreements as PDA shall reasonably require for the provision of utilities and the operation, maintenance and repair of the Airport.

         The Government reserves for the use and benefit of the public, an avigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Airport, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the Airport.

1.3.     Access

         Sublessee shall have in common with other Airport tenants and authorized Airport users the right to use the entrances, exits and roadways designated by PDA for common use at the Airport, subordinate, however, to PDA's rights to manage the common areas and roadways, which rights of PDA shall include, without limitation, the right to impose reasonable rules and regulations, and to add, delete, alter, or otherwise modify the designation and use of all parking areas, entrances, exits, roadways and other areas of the Airport.

         The rights of Sublessee under this Section 1.3 shall be subordinate to PDA's rights, to manage the common areas and roadways which rights shall include, without limitation, the right to impose reasonable rules and regulations relating to use of the common reas and roadways and the right to add, delete, alter or otherwise modify the designation and use of all parking areas, entrances, exits, roadways and other areas of the Airport, provided, however, that during the term of this Sublease, Sublessee shall have reasonable access the Premises.

ARTICLE 2.

CONDITION OF SUBLEASED PREMISES

2.1. The Sublessor is presently constructing the building comprising the subleased premises with an expected completion date of November 1, 2001. As of August 6, 2001, the parties hereto shall have agreed upon the specifications of the Sublessee's fit up improvements, including such amounts as shall be credited towards the Sublessee's fit up allowance, all in connection with the subleased premises. The Sublessor warrants that all permits and approvals necessary to the construction of the building have been obtained and that certificates of occupancy shall be obtained prior to the Sublessee occupancy of the subleased premises.

2.2. Sublessor agrees to an allowance of $23.94 per rentable square foot, or $126,806.00, for Sublessee improvements to the premises. If the actual fit-up improvements cost is greater than $23.94 per rentable square foot, then the difference shall be paid by Sublessee prior to the commencement of the construction.

2.3. Sublessee hereby acknowledges and agrees to accept the Premises on the Commencement Date in its then "as is" condition without representation or warranty of Sublessor of any kind, either express or implied. Sublessor hereby extends to the Sublessee the benefit of any warranties given by any contractor or subcontractor of the Sublessor, as shall pertain to the subleased premises.

2.4. Sublessee acknowledges to the extent it performs any Alterations (as defined in Section 10.1) or other improvements at the Subleased Premises, it will be responsible for assuring that such Alterations or other improvements comply with Article 10 and PDA Land Use Controls, as hereinafter defined, and for obtaining any required building permits or certificates of occupancy with respect to such Alterations or other improvements.

ARTICLE 3.

TERM

3.1. This Sublease shall be for a base term of five (5) year(s) ("Base Term") which term shall commence upon November 1, 2001, (Term Commencement Date") and shall expire at midnight on the day which is five (5) year(s) from the Term Commencement Date, unless terminated earlier or extended in accordance with the provisions of this Sublease. Sublessee shall have up to one (1) five (5) year option(s) exercisable by it at its sole discretion, which options, if exercised, shall extend the Base Term for an additional five (5) year period, except as otherwise provided in Section 3.2.

3.2. As a condition precedent to the exercise by Sublessee of any of its options to extend the term of this Sublease, Sublessee shall give a written notice ("Option Notice") to Sublessor of its exercise of each such option at least twelve (12) months prior to the end of the Base Term or any applicable Extension Period.

3.3. The options to extend the term hereby granted may not be exercised at any time during which Sublessee has subleased a portion or all of the premises or if Sublessee is in default under any of the terms of this Sublease.

3.4. Unless the context clearly indicates otherwise when used in this Sublease the phrase "term of this Sublease" shall mean the Base Term plus any duly exercised allowable extensions thereof.

3.5. In the event the Primary Sublease is terminated for any reason whatsoever, this Sublease will automatically terminate on that same date.


ARTICLE 4.

BASIC RENT

4.1.     The basic annual rent shall be as follows:

         $84,768.00 ANNUALLY;          $7,064.00 MONTHLY;           $16.00 PSF.

4.2      Security Deposit    Intentionally omitted.


4.3. Basic Rent due under Section 4.1 shall commence upon the Term Commencement Date. The annual Basic Rent shall be payable in each case in equal monthly installments of one twelfth thereof in advance on the first day of each month without offset in lawful money of the United States at the office of Sublessor at the Airport or at such other address as Sublessor may hereafter designate. In addition, Sublessee agrees to pay when due, such other amounts that may be required to be paid as additional rent. Sublessee's rent obligation for any fractional portion of a calendar month at the beginning or end of the term of this Sublease shall be a similar fraction of the rental due for an entire month.

4.4. As of each Adjustment Date (as hereinafter defined), the Basic Rent shall be adjusted as provided in Section 4.4 to reflect changes in the Consumer Price Index for All Urban Consumers applicable to the Boston area (all items 1982 - 1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "Index").]

          On the first day following the expiration of the first year of the term of this Sublease and on the first day of each subsequent year (individually an "Adjustment Date" and collectively the "Adjustment Dates"), Basic Rent shall be subject to adjustment for the remainder of the term of this Sublease as follows:

                  (1) For the first annual adjustment (commencing on the first day following the expiration of the first year of the term of this Sublease), the basis for computing such adjustment shall be the Index most recently published prior to the beginning of the first year of the term ("Beginning Index"). If the Index most recently published prior to the first Adjustment Date ("Extension Index") has increased over the Beginning Index, the Basic Rent for the one-year period commencing as of such first Adjustment Date shall be the result obtained by multiplying the annual Basic Rent in effect on the day of the Adjustment Date (i.e. the annual rental for year one by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.

                  (2) For all subsequent annual adjustments, the rent shall be adjusted in the same manner as that for the first annual adjustment provided; however, that the rental base shall be the rental in effect just prior to the then applicable Adjustment Date, the Extension Index for the preceding period shall be the Beginning Index and the Extension Index shall be the index most recently published prior to the then applicable Adjustment Date. On each Adjustment Date, the Parties shall execute an acknowledgment reflecting the new rent. Failure to execute such an acknowledgment shall not affect either the validity of this Sublease or the effective date of any adjustment to the rent hereunder.

                  (3) If for any Adjustment Date the Index most recently published following the Adjustment Date has not increased over, or has decreased from, the Beginning Index for that period, no escalation in rent shall be required on that Adjustment Date, and the rent shall remain at its then current rate until the next Adjustment Date.

         If the Index is changed in any manner, including without limitation, a change in the base year, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Sublease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. If the Parties shall be unable to agree upon a successor index, the Parties shall refer the choice of a successor index to arbitration in accordance with the rules of the American Arbitration Association.

4.5. OPERATING EXPENSES

4.5 ADDITIONAL RENT. Sublessee agrees to pay to Sublessor as Additional Rent the Operating Expenses, Utility Expenses and Taxes as defined in this Section 4.5.

4.5.1 Definitions. For the purpose of this Article, the following terms shall have the following respective meanings:

         (i) Operating Year: Each calendar year in which any part of the Term of this Sublease shall fall.

         (ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Sublessor with respect to the operation, administration, insuring, cleaning, repair, maintenance and management of the Property (but specifically excluding Utility Expenses) all as set forth in Exhibit 12 annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are be computed, less than all of the Premises Rentable Area was occupied by Sublessee or if Sublessor is not supplying all sublessees with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Sublessor on an item by item basis to the estimated Operating Expenses that would have been incurred if the Premises were fully occupied for such Year and such services were being supplied to all sublessees, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year.

         (iii) Utility Expenses: The aggregate costs or expenses reasonably incurred by Sublessor with respect to supplying electricity (other than electricity supplied to those portions of the Premises leased to sublessees), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by sublessees, provided that, if during any portion of the Operating Year for which Utility Expenses are be computed, less than all Building Rentable Area was occupied by sublessees or if Sublessor is not supplying all sublessees with the utilities being supplied hereunder, actual utility expenses incurred shall be reasonably extrapolated by Sublessor on an item by item basis to the estimated Utility Expenses that would have been incurred if the Premises were fully occupied for such Year and such utilities were being supplied to all sublessees, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year.

         (iv) Taxes: "Taxes" shall mean all real estate taxes, special assessments and betterment assessments assessed with respect to the Premises for any Tax Year.

4.5.2 Sublessee's Payments. Sublessee shall pay as Additional Rent to Sublessor in accordance with the schedule set forth in Section 4.5.3 during the Initial Term hereof and on the same schedule applicable to Base Rent under Section 4.3, an amount equal to the total amount of Sublessor's Operating Expenses, Utility Expenses and Taxes or each Operating Year Multiplied by the Sublessee's Pro Rata Share.

4.5.3    Estimated Expenses.

         (a) Estimated Expense Payments. Sublessor shall present prior to the beginning of each calendar year during the term of this Sublease, a reasonable estimation of Sublessor's Pro Rata Share of Operating Expenses, Utility Expenses and Taxes allocable to the Subleased Premises; Sublessee shall pay in each ensuing calendar month one-twelfth (1/12) of the amount of such Sublessor's estimated expenses allocable to the Subleased Premises. A final reconciliation shall be made by Sublessor at the end of each calendar year by applying the amount of such interim payments to the amounts otherwise due upon presentation of the annual statement rendered to Sublessee on or before March 31st of each Operating Year.

         (b) Records. Sublessor agrees to keep in its principal office true and accurate records of such Operating Expenses. Sublessee shall have the right for a period of six months following receipt of any statement rendered under Section 4.5.3 (a) to examine the records on which such statement is based. In the event of any dispute with respect to any amount due under either Section 4.5, either party may refer to the dispute to arbitration pursuant to Article 29 hereof.

4.6.     RENT DURING OPTION PERIOD

         In the event that the Sublessee shall exercise its option to renew for an additional five (5) year period, the annual rent during that period shall be at the then fair market rent amount for comparable office buildings in the Portsmouth area or the basic rent charged during the fifth year of the lease shall determine the first years option period rent; whichever is greater.

         In addition, the basic rent shall be adjusted during the option period in the same manner as adjusted during the initial term of the lease, as provided above. All other additional rent shall also be paid, as provided in Section 4.5 above.



ARTICLE 5

IMPOSITIONS

5.1. During the term of this Sublease, Sublessor shall pay when due, all taxes, charges, excises, license and permit fees, assessments, and other governmental charges, general and special, ordinary and extraordinary, unforeseen, as well as foreseen, of any kind and nature whatsoever, which during the term of this Sublease are assessed or imposed upon or become due and payable or a lien upon the land and buildings of which the Subleased Premises are a part.

5.2. Abatement. If Sublessor shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year which is not due to vacancies in the Building, then out of any balance remaining thereof after deducting Sublessor's expenses reasonably incurred in obtaining such refund, Sublessor shall, provided there does not then exist a Default of Sublessee, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Sublessee's Prorata Share against the obligations of Sublessee next falling due under this Article V; provided, that in no event shall Sublessee be entitled to receive a credit equal to more than the payments made by Sublessee on account of Taxes for such Year pursuant to paragraph (b) of Section 5.2 or to receive any payments or abatements of Basic Rent if Taxes for any Tax Year are less than Base Taxes or if Base Taxes are abated.

ARTICLE 6.

SURRENDER OF SUBLEASED PREMISES

6.1. On the expiration or termination of this Sublease, Sublessee shall surrender to Sublessor the Subleased Premises, including all improvements and fixtures therein whether leased to or otherwise owned by Sublessee, broom clean and in good order, condition and repair, reasonable wear and tear excepted, together with all alterations, decorations, additions and improvements that may have been made in, to or on the Subleased Premises, except that Sublessee shall be allowed to remove its personal property or any improvements made by Sublessee at its sole expense that can be removed without damage to any buildings, facilities or other improvements to the Subleased Premises. The Subleased Premises, including the improvements and fixtures therein, shall be delivered free and clear of all subtenancies, liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Sublessor, and, if requested to do so, Sublessee shall execute, acknowledge and deliver to Sublessor such instruments of further assurance as in the opinion of Sublessor are necessary or desirable to confirm or perfect Sublessor's right, title and interest in and to the Subleased Premises including said improvements and fixtures. On or before the end of the Sublease term, Sublessee shall remove all of Sublessee's personal and other property allowed to be removed hereunder, and all such property not removed shall be deemed abandoned by Sublessee and may be utilized or disposed of by Sublessor without any liability to Sublessee. Sublessee's obligation under this Article 6 shall survive the expiration or termination of this Sublease.

ARTICLE 7.

INSURANCE

7.1.Public Liability Insurance. Sublessee agrees to maintain in full force from the date upon which Sublessee first enters the Premises for any reason, throughout the Term of this Sublease, and thereafter so long as Sublessee is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Sublessor, Manager (and such other persons as are in privy of estate with Sublessor as may be set out in notice from time to time) and Sublessee are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Sublessor, Manager, and those in privity of estate with Sublessor, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in
Article 12. Each such policy shall be non-cancelable and non-amendable with respect to Sublessor, Manager and Sublessor's said designees without sixty (60) days' prior notice to Sublessor and shall be as follows:

         (1) Comprehensive general liability insurance to a limit of not less than two million ($2,000,000) dollars, endorsed for products and completed operations liability insurance, on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damages, occurring upon, in or about the land and buildings of which the Subleased Premises are a part as required pursuant to the Primary Sublease.

         (2) Worker's compensation and employer's liability insurance in an amount and form which meets all applicable requirements of the labor laws of the State of New Hampshire, as amended from time to time, and which specifically covers the persons and risks involved in this Sublease.

         (3) Automobile liability insurance in amounts approved from time to time by Sublessor, but not less than one million ($1,000,000) dollars combined single limit for owned, hired and non-owned automobiles.


7.2. All policies of insurance required to be carried under this Article shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Sublease, issued by insurers of recognized responsibility which are authorized to transact such insurance coverage in the State of New Hampshire, and which have been approved in writing by Sublessor, which approval shall not be withheld unreasonably. Except for workman's compensation coverage, all such policies of insurance shall be for the mutual benefit of Sublessor, PDA, the United States of America and Sublessee as named additional insureds. Upon the execution of this

Sublease (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Article) the original of each policy required to be furnished pursuant to this Article (or, with the consent of Sublessor, which consent shall not be unreasonably withheld, in the case of comprehensive general liability insurance and products liability insurance, a certificate of the insurer reasonably satisfactory to Sublessor) bearing a notation evidencing the payment of the premium or accompanied by other evidence reasonably satisfactory to Sublessor of such payment, shall be delivered by Sublessee to Sublessor.

7.3. All policies of insurance shall provide for loss thereunder to be adjusted and payable to Sublessor or Sublessee in accordance with the terms of this Sublease.

7.4. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Sublessee, or any employee, officer or agent of Sublessee, which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (ii) an agreement by the insurer that such policy shall not be canceled without at least sixty (60) days prior written notice by registered mail to Sublessor and PDA and (iii) provide that the insurer shall have no right of subrogation against the United States of America or PDA.

7.5. All policies of insurance required to be maintained by Sublessee shall have attached thereto the Lender's Loss Payable Endorsement, or its equivalent, or a loss payable clause acceptable to Sublessor, for the benefit of any Mortgagee, but the right of any Mortgagee to the payment of insurance proceeds shall at all times be subject to the provisions of this Sublease with respect to the application of the proceeds of such insurance.

7.6. Sublessee shall observe and comply with the requirements of all policies of insurance at any time in force with respect to the Subleased Premises and Sublessee shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing reasonably satisfactory to Sublessor shall be willing to write or to continue such insurance. Sublessee shall, in the event of any violations or attempted violations of the provisions of this Section 7.6 by a subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

7.7. Any insurance provided for in this Sublease may be effected by a policy or policies of blanket insurance or may be continued in such form until otherwise required by Sublessor; provided, however, that the amount of the total insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Sublease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Sublessor, but Sublessee shall deliver to Sublessor and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Sublessor.

7.8. Sublessee's Risk. To the maximum extent this agreement may be made effective according to law, Sublessee agrees to use and occupy the Premises and to use such other portions of the Property as Sublessee is herein given the right to use at Sublessee's own risk; and Sublessor shall have no responsibility or liability for any loss of or damage to Sublessee's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Sublessor's making any repairs or changes which Sublessor is permitted by this Sublease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof, except where the Sublessor is grossly negligent in making such repairs. Sublessee shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), or be self insured (with respect to the Sublessee's removal property), and provide a mutual waiver of subrogation for both parties. The provisions of this Section shall be applicable from and after the execution of this Sublease and until the end of the Term of this Sublease, and during such further period as Sublessee may use or be in occupancy of any part of the Premises or of the Building.

7.9. Injury Caused By Third Parties. To the maximum extent this agreement may be made effective according to law, Sublessee agrees that Sublessor shall not be responsible or liable to Sublessee, or to those claiming by, through or under Sublessee, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section shall survive the expiration or any earlier termination of this Sublease.


ARTICLE 8.

USE OF SUBLEASED PREMISES

8.1. The sole purpose for which Sublessee may use the Subleased Premises is for general office and related uses and for no other uses without Sublessor's and PDA's prior written consent. Sublessee shall not use, or permit to be used, the Subleased Premises for any other purpose without the prior express written consent of Sublessor and PDA. Sublessor's and PDA's consent shall be subject to the execution of an appropriate agreement which shall include a provision requiring the payment of established fees and charges that may be applicable to any such additional uses consented to by Sublessor and PDA. Sublessee is prohibited from any use of the Subleased Premises not specifically granted in this Section 8.1.

8.2. Sublessee recognizes that the uses authorized in Section 8.1 are not granted on an exclusive basis and that Sublessor and PDA may enter into subleases or other agreements with other tenants or users at areas of the building in which the Subleased Premises are a part or other areas of the Airport for similar, identical, or competing uses. No provision of this Sublease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act as the same may be amended from time to time.

8.3. Sublessee agrees that it will keep the Premises in a neat, clean and orderly condition in accordance the provisions of Chapters 300 through 500 of the Pease Development Authority Zoning Requirements, Site Plan Review Regulations and Subdivision Regulations (collectively the "Land Use Controls") and such other rules and regulations from time to time promulgated, provided that Sublessee shall not be bound by any such rules and regulations until such time as it receives a copy thereof. Sublessor agrees to cause trash receptacles to be emptied and trash removed at Sublessor's sole cost and expense.

8.4. Sublessee warrants that it holds all certificates, permits, licenses or other entitlements required by federal, state or local laws in order to allow Sublessee to conduct the permitted uses hereunder, and that the same are and will be kept current, valid and complete. Sublessee further warrants that it shall at all times abide by and conform with all terms of the same and that it shall give immediate notice to Sublessor of any additions, renewals, amendments, suspensions or revocations. In the use and occupation of the Subleased Premises and the conduct of such business thereon, Sublessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions and boards, any national, state or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing.

8.5. Sublessee shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to Sublessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, regulation or requirement may be delayed on the basis of an order from a court of competent jurisdiction pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Subleased Premises or Sublessee's interest therein and without subjecting Sublessor to any liability, civil or criminal, for failure so to comply therewith, Sublessee may delay compliance therewith consistent with such court order. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Sublessee may, with the prior written consent of Sublessor, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Sublessor to criminal liability, damages or expense and provided that Sublessee: (i) furnishes to Sublessor security, reasonably satisfactory to Sublessor, against any loss or injury by reason of such contest or delay; and (ii) prosecutes the contest with due diligence.

         Sublessor and PDA shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable laws, rules or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Sublessor and/or PDA and Sublessor and/or PDA determines that such action is in its best interests, in which event Sublessor and/or PDA shall join in the proceedings, or permit the same to be brought in its name, if Sublessee shall pay all expenses in connection therewith.

8.6.Responsibility for compliance with all Federal, State and local laws as required by this Article rests exclusively with the Sublessee. Sublessor assumes no enforcement or supervisory responsibility except with respect to matters committed to its jurisdiction and authority.

8.7. Sublessee's use of the Subleased Premises shall be orderly and efficient and shall not cause any disruptions to other Airport activities or other tenants in the building in which the Subleased Premises are a part. Sublessee shall not cause or maintain any nuisance on the Subleased Premises. Sublessee shall conduct all of its activities hereunder in an environmentally responsible manner.

8.8. Sublessee shall have the right to obtain supplies or services from suppliers, vendors or contractors of its own choice at the Subleased Premises, provided that PDA in the Primary Sublease reserved the right to prohibit persons from engaging in "aeronautical activities" (as defined in Advisory Circular AC 150/5190-2A of the Federal Aviation Administration) or the provision of ground transportation services at the Airport except in accordance with concession contracts or operating agreements entered into between PDA and said persons.

8.9. Sublessee acknowledges that PDA is subject to certain restrictions on the use of the Airport Property in accordance with Conditions 6, 10, 17, 23 and 25A of the Master Lease. Notwithstanding any other provision of this Sublease or the Primary Sublease, the Sublessee shall also comply with and be subject to the restrictions in Conditions 6,10, 17, 23 and 25A of the Master Lease to the extent applicable to the Subleased Premises or any rights granted to Sublessee under Sublease in the same manner and to the same extent as PDA is obligated in its capacity as Lessee under the Master Lease.

8.10. Sublessee agrees to conform to the following provisions during the Term of this Sublease: (i) Sublessee shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Sublessor therefor; (ii) Sublessee will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Sublessor will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Sublessor and Sublessee has submitted a sketch of the sign to be placed on such entry doors. (iii) Sublessee shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other Sublessee or sublessees or other persons in the Building; (iv) Sublessee shall, at its sole cost and expense: (x) in its use of the Premises, the Building or the Land, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA") and (y) In the event of any Sublessee's work or improvements, pay for and perform any work necessary to bring the Premises, the Building or the Land into compliance with the ADA which work is required due to the Sublessee's use of the Premises, the Building or the Land for retail purposes; and (v) Sublessee shall continuously throughout the Term of this Sublease occupy the Premises for the Permitted Uses and for no other purposes. The Sublessor hereby certifies that the initial construction of the building and Sublessor's fit up of the leased premises conform to all ADA requirements.


ARTICLE 9

LIENS

9.1. During the term of this Sublease, Sublessee shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Subleased Premises or any part thereof; provided, that the existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or rights thereto shall not constitute a violation of this Article if payment is not yet due under the applicable contract. Sublessee shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Sublessee shall give to Sublessor such security as Sublessor may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of Sublessee's interest in the Subleased Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Sublessee's own expense, and if Sublessee shall fail to do so, Sublessor may at its option pay any such final judgment and clear the Subleased Premises therefrom. If Sublessee shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Sublessor security as hereinabove provided, Sublessor may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.

9.2. Should any lien be filed against the Subleased Premises or the building in which the Subleased Premises are a part, or should any action of any character affecting the title thereto be commenced, Sublessee shall give to Sublessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Sublessee.

ARTICLE 10

ALTERATIONS - SIGNS

10.1. Sublessee shall not place or construct any improvements, changes, structures, alterations or additions (cumulatively referred to in this Article as "Alterations") in, to, or upon the Subleased Premises without Sublessor's and PDA's written consent. Unless Sublessee is subject to an earlier notice requirement under the PDA's land use controls or other applicable requirements with respect to the information required under this section, any request for Sublessor's and PDA's consent shall be made upon sixty (60) days written notice and shall be accompanied by preliminary engineering or architectural plans or, if consented to by Sublessor and PDA, working drawings. If Sublessor and PDA each grants its consent, all such work shall be done at Sublessee's sole cost and expense, subject, in all cases, to the following covenants:

                  (1) All work and Alterations shall be done in compliance with all applicable governmental regulations, codes, standards or other requirements, including fire, safety and building codes and Land Use Regulations promulgated by PDA and with the provisions of Article 22 of this Sublease. This obligation shall include compliance with all applicable provisions of the FFA (as defined in Article 22), including obligations imposed upon Sublessor in respect to construction and construction related work.

                  (2) All Alterations shall be of such a character as not to materially reduce the value and usefulness of any of the buildings or other improvements below their value and usefulness immediately before such Alteration. All work performed hereunder shall be performed in a good and workmanlike manner, shall conform to drawings and specifications approved by Sublessor and PDA and shall not be disruptive of the overall operation of the Airport. All contractors engaged by Sublessee to perform such work shall employ labor that can work in harmony with all elements of labor at the Airport.

                  (3) During the period of construction of any alteration, Sublessee or any contractor, subcontractor or sublessee of Sublessee shall maintain or cause to be maintained the following insurance:

                                    (i)      The comprehensive general liability
                                             and automobile insurance provided
                                             for in Article 7 and shall be
                                             maintained for the limits specified
                                             thereunder and shall provide
                                             coverage for the mutual benefit of
                                             Sublessor, PDA, the United States
                                             of America and Sublessee as named
                                             or additional insured (as is
                                             appropriate) in connection with any
                                             Alteration permitted pursuant to
                                             this Article 10.

                                    (ii)     Fire and any other applicable
                                             insurance provided for in Article 7
                                             which if not then covered under the
                                             provisions of existing policies
                                             shall be covered by special
                                             endorsement thereto in respect to
                                             any Alteration, including all
                                             materials and equipment therefor
                                             incorporated in, on, or about the
                                             Subleased Premises ( including
                                             excavations, foundations, and
                                             footings) under broad form all risk
                                             builder's risk completed value form
                                             or equivalent thereof; and

                                    (iii)    Worker's compensation insurance
                                             covering all persons employed in
                                             connections with the work and with
                                             respect to whom death or bodily
                                             injury claims could be asserted
                                             against PDA, Sublessor, Sublessee
                                             or the Subleased Premises, with
                                             statutory limits as then required
                                             under the laws of the State of New
                                             Hampshire.

                  (4) Sublessee shall provide Sublessor and PDA with MYLAR as-built drawings when any Alteration authorized hereunder is completed.

10.2. Sublessee may erect and maintain suitable signs only with the Subleased Premises and upon receiving the prior written approval of Sublessor and PDA. Sublessee shall submit drawings of proposed signs and information on the number, size, type, and location, all of which Sublessor and PDA may review for harmony and conformity with the overall structure and architectural and aesthetic setting of the building in which the Subleased Premises are a part and the Airport as well as with PDA's own land use control regulations and may approve or disapprove accordingly.

10.3. Notwithstanding any other provision of this Sublease, the right of Sublessee to place or construct Alterations in, to, or upon the Subleased Premises shall be subject to Condition 17 of the Master Lease.

10.4. In addition to the requirements to provide notice to Sublessor and PDA under this Article 10 in respect to any Alteration, Sublessee shall also provide notice to Air Force, EPA and NHDES in the same manner and to the extent required of PDA under Condition 10.16 of the Master Lease. In undertaking any Alteration Sublessee shall comply with Condition 10.17 of the Master Lease to the same extent required of Sublessor and PDA.


ARTICLE 11

RIGHT OF SUBLESSOR TO INSPECT AND REPAIR

11.1. Sublessee will permit Sublessor and/or PDA and their authorized agents and representatives to enter the Subleased Premises at all reasonable times and upon reasonable notice for the purpose of: (i) inspecting the same; and (ii) making any necessary repairs and performing any other work that may be necessary by reason of Sublessee's failure to comply with the terms of this Sublease within ten (10) days after written notice from Sublessor, unless an emergency situation (as determined in Sublessor's and/or PDA's sole discretion) requires earlier action by Sublessor. Nothing herein shall imply any duty upon the part of Sublessor and/or PDA to do any such work and performance thereof by Sublessor and/or PDA shall not constitute a waiver of Sublessee's default in failing to perform the same. Sublessor and/or PDA may during the progress of such work keep and store in or on the Subleased Premises all necessary materials, tools, supplies and equipment. Sublessor and/or PDA shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Subleased Premises during the course thereof and the obligations of Sublessee under this Sublease shall not be affected thereby. Nothing herein shall limit the provisions of Article 8.

11.2. Sublessee acknowledges that from time to time PDA may undertake construction, repair or other activities related to the operation, maintenance and repair of the Airport which will require temporary accommodation by Sublessee. Sublessee agrees to accommodate PDA in such matters, even though Sublessee's own activities may be inconvenienced or partially impaired, and Sublessee agrees that no liability shall attach to PDA, its members, employees or agents by reason of such inconvenience or impairment, unless such activities of PDA hereunder are performed in a negligent manner.

11.3. Sublessee shall allow PDA and any agency of the United States, its officers, agents, employees and contractors to enter upon the Subleased Premises for any purposes not inconsistent with Sublessee's quiet use and enjoyment, including but not limited to the purpose of inspection. Notwithstanding the preceding sentence, in the event the Air Force as Lessor under the Master Lease (or any other agency having a right of entry under the Federal Facilities Agreement (FFA) as defined in Section 22.8) or PDA as Sublessor under the Primary Lease determines that immediate entry is required for safety, environmental, operations or security purposes they may effect such entry without prior notice. The Sublessee shall have no claim against PDA or against the United States or any officer, agent, employee or contractor thereof on account of any such entries.


ARTICLE 12

GENERAL INDEMNIFICATION BY SUBLESSEE

12.1. In addition to any other obligation of Sublessee under this Sublease to indemnify, defend and hold harmless Sublessor, it principals, agents and employees, etc., Sublessee agrees to indemnify, defend and hold harmless Sublessor against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) resulting or arising during the term of this Sublease:

                  (1) from any condition of the Premises resulting from the use of the Premises by the Sublessee;

                  (2) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or from any act or omission of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees; or

                  (3) from any accident, injury, loss or damage whatsoever caused by any act or omissions of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, to any person or property occurring during the term of this Sublease, on or about the Subleased Premises (including ramp and parking areas), or upon the land, streets, curbs or parking areas adjacent thereto.

         In the event that any action or proceeding is brought against Sublessor by reason of any matter for which Sublessee has hereby agreed to indemnify, defend, or hold harmless Sublessor, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding with counsel acceptable to Sublessor.

12.2. The term "Person" as used in this Article shall include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action or other demand or proceeding on its own behalf or on behalf of any other entity.

12.3. The Sublessee also expressly waives any claims against the United States of America, including the Air Force, and further agrees to indemnify, save, hold harmless and defend the Air Force to the same extent required of PDA under the Master Lease.

12.4. The Sublessee also expressly waives any claims against PDA and the State of New Hampshire and further agrees to indemnify, save, hold harmless and defend PDA and the State of New Hampshire to the same extent required of the Sublessor under the Primary Sublease.


ARTICLE 13

UTILITIES

13.1. Sublessor shall bring or shall cause utility lines to be brought to the Subleased Premises at the points existing as of the Term Commencement Date or such other points as may be designated by Sublessor (in consultation with Sublessee). The utility lines shall have the capacities existing as of the Term Commencement Date which Sublessee acknowledges are sufficient to enable Sublessee to obtain for the Subleased Premises, as of the date of commencement of Sublessee's activities, sufficient water, electricity, telephone and sewer service. Sublessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Subleased Premises. If Sublessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Sublessor, such installation shall be subject to Sublessor's and PDA's prior written approval of Sublessee's plans and specifications therefor, which approval shall not be unreasonably withheld. If such installation is approved by Sublessor and PDA and if Sublessor and PDA agrees to provide any additional facilities to accommodate Sublessee's installation, Sublessee agrees to pay Sublessor and/or PDA, in advance and on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

         PDA under the Primary Sublease also reserved the right to run such utility lines as it deems necessary in connection with the development of the Airport to, from, or through the Subleased Premises, provided, however, that PDA in exercising such reserved right shall provide reasonable prior notice and the opportunity to confer with PDA and shall exercise reasonable efforts to avoid or minimize interference with use of the Subleased Premises.

         PDA under the Primary Sublease, at its sole discretion, shall have the right from time to time, to alter the method and source of supply of the above enumerated utilities to the Subleased Premises and Sublessee agrees to execute and deliver to PDA such documentation as may be required to effect such alteration. Sublessee agrees to pay all charges for the above enumerated utilities supplied by Sublessor, public utility or public authority, or any other person, firm or corporation which are separately metered to the Subleased Premises.

         PDA under the Primary Sublease, shall have the option to supply any of the above-enumerated utilities to the Subleased Premises. If PDA shall elect to supply any of such utilities to the Subleased Premises, Sublessee will purchase its requirements for such services tendered by PDA, and Sublessee will pay PDA, within ten (10) days after mailing by PDA to Sublessee of statements therefor, at the applicable rates determined by PDA from time to time which PDA agrees shall not be in excess of the public utility rates for the same service, if applicable, to other aviation tenants at the Airport. If PDA so elects to supply any of such utilities, Sublessee shall execute and deliver to PDA, within ten
(10) days after request therefor, any documentation reasonably required by PDA to effect such change in the method of furnishing of such utilities.

13.2. Sublessor shall be responsible for providing any meters or other devices for the measurement of utilities supplied to the Subleased Premises. Sublessee shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Subleased Premises and supplied by PDA, any public utility or authority or any other person, firm or corporation which are separately metered to the Subleased Premises.

13.3. All work and construction under this Article shall comply with the provisions of Article 10 of this Sublease applicable to construction work.



ARTICLE 14

INSTALLATION AND ALTERATIONS BY SUBLESSEE, REPAIRS AND SERVICES TO BE FURNISHED BY SUBLESSOR.

14.1. Installation and Alterations by Sublessee, etc. Sublessee shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises without Sublessor's prior written consent. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Sublessee and approved in advance by Sublessor; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required herein; (iv) be made at Sublessee's sole expense and at such times as Sublessor may from time to time designate; and (v) become a part of the Premises and the property of Sublessor. It is agreed and understood that Sublessor shall have the right to review and approve all changes to any plans which Sublessor shall have approved pursuant to this Section. It is also agreed and understood that Sublessor shall not be deemed to be unreasonable in denying its consent to alterations, additions and improvements to the Premises which affect "Base Building Systems" (as said term is hereafter defined). As used herein, the term "Base Building Systems" shall mean (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises) (ii) the exterior of the Building (iii) the Building HVAC distribution system (iii) any fire safety prevention/suppression system and
(iv) any structural element or component of the Building.

14.2. All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Sublessee solely at its expense in the Premises (" Sublessee's Removable Property") shall remain the property of Sublessee and may be removed by Sublessee at any time prior to the expiration of this Sublease, provided that Sublessee, at its expense, shall repair any damage to the Building caused by such removal.

14.3. All of the Sublessee's alterations, additions and installation of furnishings shall be coordinated with any work being performed by Sublessor and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Sublessor's general contractor or, at Sublessor's election, by contractors or workmen first approved by Sublessor. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Sublessor for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Sublessor's general contractor, Sublessee before its work is started shall: secure all licenses and permits necessary therefor.

14.4. In connection with the performance of any alterations, improvements, changes or additions to the Premises as contemplated by this Article, in the event that any such improvement, alteration, change or addition to the Premises to be performed by Sublessee (the Sublessee's Work") affects so-called "Base Building Systems" and to the extent that such Work is not performed by Sublessor or a general contractor employed directly by Sublessor, Sublessee hereby agrees to use the services of a construction management firm designated by Sublessor to oversee, coordinate and review all aspects of any such Work. The cost and expense of the services of such construction manager shall be borne by Sublessee but only to the extent that such costs and expenses are comparable to and competitive with the costs and expenses charged by other firms engaged in construction management and oversight services in the general geographic location of the Building for services of a similar scope and type.

14.5. Sublessor Repairs. (a) Except as otherwise provided in this Sublease, Sublessor agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Sublessor but excluding any systems installed specifically for Sublessee's benefit or used exclusively by Sublessee) and the HVAC system serving the Premises, all insofar as they affect the Premises, except that Sublessor shall in no event be responsible to Sublessee for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Sublessee, its agents, employees, invitees or contractors. Sublessor shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section, unless expressly provided otherwise in this Sublease. All costs and expenses incurred by Sublessor in performing its obligations under this Section shall be included in Operating Expenses.

 14.6. Any services which Sublessor is required to furnish pursuant to the provisions of this Sublease may, at Sublessor's option be furnished from time to time, in whole or in part, by employees of Sublessor or by the Manager of the Property or by one or more third persons and Sublessor further reserves the right to require Sublessee to enter into agreements with such persons in form and content approved by Sublessor for the furnishing of such services. Sublessor shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance.

 14.7. Sublessee's Agreement (a) Sublessee will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Sublessor is responsible under the terms of this Sublease, and reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Sublessee shall continually during the Term of this Sublease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Sublessee's own expense, obtain all permits, licenses and the like required by applicable law. Sublessee shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Sublessee or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom).

 (b) If repairs are required to be made by Sublessee pursuant to the terms hereof, Sublessor may demand that Sublessee make the same forthwith, and if Sublessee refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Sublessor may (but shall not be required to do so) make or cause such repairs to be made (the provisions of
Section 14.5 being applicable to the costs thereof) and shall not be responsible to Sublessee for any loss or damage that may accrue to Sublessee's stock or business by reason thereof. Notwithstanding the foregoing, Sublessor may elect to take action hereunder immediately and without notice to Sublessee if Sublessor reasonably believes an emergency to exist.

14.8. Floor Load - Heavy Machinery. (a) Sublessee shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Sublessor reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Sublessee at Sublessee's expense in settings sufficient, in Sublessor's judgment, to absorb and prevent vibration, noise and annoyance. Sublessee shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Sublessor's prior consent, which consent may include a requirement to provide insurance, naming Sublessor as an insured, in such amounts as Sublessor may deem reasonable.

 (b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Sublessee agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Sublessee, and Sublessee will exonerate, indemnity and save Sublessor harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

14.9. Building Services. (a) Sublessor shall, on Business Day from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 noon, furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 125 square feet of Premises Rentable Area and an electrical load not exceeding two (2) watts per square foot of Premises Rentable Area. If Sublessee shall require air conditioning, heating or ventilation outside of the hours and days above specified, Sublessor may furnish such service and Sublessee shall pay therefore such charges as may from time to time be in effect. In the event Sublessee introduces to the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its property functions, supplementary systems may, if and as needed, at Sublessor's option, be provided by Sublessor, at Sublessee's expense.

(b) Sublessor shall also provide:

         (i) Passenger elevator service from the existing passenger elevator system in common with Sublessor and other sublessees in the Building;

         (ii) Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes. If Sublessee uses water for any purpose other than for ordinary lavatory and drinking purposes, Sublessor may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Sublessee's water consumption for all purposes. In the latter event, Sublessee shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Sublessee agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payments Sublessor may pay such charges and collect the same from Sublessee as an additional charge.

         (iii)  Cleaning and janitorial services to the premises.

         (iv) Access to the premises on Business Days twenty-four hours per day and on weekends at times reasonably approved by Sublessor, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Sublease.

14.10 Electricity. (a) Sublessor shall permit Sublessor's existing wires, pipes, risers, conduits and other electrical equipment of Sublessor to be used for the purpose of providing electrical service to the Premises. All electrical service to the premises will be separately metered and paid directly by the Sublessee. Sublessee covenants and agrees that its electrical usage and consumption will not disproportionately "siphon off" electrical service necessary for other sublessees of the Building and that its total connected load will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Sublessor shall not in any way be liable or responsible to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if, during the Term of this Sublease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Sublessee's requirements due to a factor or cause beyond Sublessor's control. Sublessee shall purchase and install all lamps, tubes, bulbs, starters and ballasts. Sublessee shall pay all charges for electricity, HVAC, gas and other utilities used or consumed in the Premises. Sublessee shall bear the cost of repair and maintenance of any electric or gas meter used or to be installed in (or serving) the Premises.

(b) In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electrical system, Sublessee shall not, without Sublessor's prior consent, connect any fixtures, appliances or equipment to the Building's electrical distribution system which operates on a voltage in excess of 120 volts nominal. If Sublessor shall consent to the connection of any such fixtures, appliances or equipment, all additional risers or other electrical facilities or equipment required therefor shall be provided by Sublessor and the cost thereof shall be paid by Sublessee upon Sublessor's demand as Additional Rent. From time to time during the Term of this Sublease, Sublessor shall have the right to have an electrical consultant selected by Sublessor make a survey of Sublessee's electric usage, the result of which shall be conclusive and binding upon Sublessor and Sublessee. In the event that such survey shows that Sublessee has exceeded the requirements set forth in paragraph
(a), in addition to any other rights Sublessor may have hereunder, Sublessee shall, upon demand, reimburse Sublessor for the costs of such survey.

14.11. All work, repairs, alterations or modifications undertaken pursuant to this Article 14 shall be subject to the provisions of Article 10 of this Sublease

ARTICLE 15

ACCESS TO PREMISES

         Sublessor and its agents shall have the right to enter upon the Subleased Premises, or any part thereof, without charge, at all reasonable times, and upon reasonable notice, and in case of emergency at any time, to inspect the same, to show the Subleased Premises to perspective purchasers or tenants, to make or facilitate any repairs, alterations, additions, or improvements to the Subleased Premises. Nothing in this Article contained shall obligate Sublessor to make any repairs, alterations, additions or improvements. Sublessee shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. No forcible entry shall be made by Sublessor unless such entry shall be reasonably necessary to prevent serious injury, loss, or damage to persons or property. Sublessor shall repair any damage to property of Sublessee, or anyone claiming under Sublessee, caused by or resulting from Sublessor's making any such repairs, alterations, additions, or improvements, except only such damage as shall result from the making of such repairs, alterations, additions, or improvements, which

Sublessor shall make as a result of the default, fault, or negligence of Sublessee, or anyone claiming under Sublessee. For the period commencing six (6) months prior to the expiration of the term of this Sublease, Sublessor may maintain "For Rent" signs on the front or any part of the exterior of the Subleased Premises.


ARTICLE 16

DAMAGE OR DESTRUCTION

16.1. Sublessor's Right of Termination. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Sublessor shall have the right to terminate this Sublease (even if Sublessor's entire interest in the Premises may have been divested) by giving notice of Sublessor's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Sublease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

16.2. Restoration. If this Sublease shall not be terminated pursuant to Section 16.1, Sublessor shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Sublessee) to proper condition for Sublessee's use and occupation, provided that Sublessor's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90 day period referred to in Section 16.1 (which six-month period may be extended for such periods of time as Sublessor is prevented from proceeding with or completing such restoration for any cause beyond Sublessor's reasonable control, but in no event for more than an additional three months), Sublessee shall have the right to terminate this Sublease by giving notice to Sublessor thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Sublease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Sublessor substantially completes such restoration. Such right of termination shall be Sublessee's sole and exclusive remedy at law or in equity for Sublessor's failure so to complete such restoration. During the period of such restoration, if the Sublessee shall not have reasonable use and occupancy of the premises, the rent shall be abated during that period or portion thereof.


ARTICLE 17

EMINENT DOMAIN

17.1. If after the execution of the Sublease and prior to the expiration of the term of this Sublease, the whole of the Subleased Premises shall be taken under the power of eminent domain, then the term of this Sublease shall cease as of the time when Sublessor shall be divested of its title in the Subleased Premises, and minimum rent shall be apportioned and adjusted as of the time of termination.

17.2. If only a part of the Subleased Premises shall be taken under the power of eminent domain, then if as a result thereof the Subleased Premises shall not be reasonably adequate for the operation of the business conducted in the Subleased Premises prior to the taking, Sublessor or Sublessee may, at its election, terminate the term of this Sublease by giving the other notice of the exercise of its election within twenty (20) days after it shall receive notice of such taking, and the termination shall be effective as of the time that Sublessee is dispossessed, and base rent shall be apportioned and adjusted as of the time of termination. If only a part of the Subleased Premises shall be taken under the power of eminent domain, and if the term of this Sublease shall not be terminated as aforesaid, then the term of this Sublease shall continue in full force and effect, and Sublessor shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the Subleased Premises so as to put the same into condition for use and occupancy by Sublessee, and a just proportion of the base rent according to the nature and extent of the injury to the Subleased Premises shall be abated for the balance of the term of this Sublease and in addition business interruption and/or relocation award are to be paid out of the taking shall be the property of and shall be paid to the Sublessee.

17.3. Sublessor reserves to itself, and Sublessee assigns to Sublessor, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Sublessee agrees to execute such instruments of assignment as may be reasonably required by Sublessor in any proceeding for the recovery of damages that may be recovered in such proceeding. It is agreed and understood, however, the Sublessor does not reserve to itself, and Sublessee does not assign to Sublessor, any damages payable for movable trade fixtures installed by Sublessee or anybody claiming under Sublessee at its own cost and expense.



ARTICLE 18

DEFAULT

18.1. If Sublessee shall default in the payment of rent or other payments required of Sublessee, and if Sublessee shall fail to cure said default within seven (7) business days after receipt of written notice of said default from Sublessor; or if Sublessee shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if Sublessee shall fail to cure said default within fifteen (15) business days after receipt of written notice of said default from Sublessor; or if any person shall levy upon, or take this leasehold interest or any part hereof, upon execution, attachment, or their process of law; or if Sublessee shall make an assignment of its property for the benefit of creditors; or if Sublessee shall file voluntary bankruptcy; or if any bankruptcy or insolvency proceedings shall be commenced by Sublessee or an involuntary bankruptcy shall be filed against the Sublessee which remains undischarged for a period of 60 days, or if a receiver, trustee, or assignee shall be appointed for the whole or any part of the Sublessee's property, then in any of said cases, Sublessor lawfully may upon seven days notice or if such notice shall adversely affect the rights of the Sublessor in any bankruptcy or receivership, then immediately, or at any time thereafter, and without further notice of demand, enter into and upon the Subleased Premises, or any part hereof in the name of the whole, and hold the Subleased Premises as if this Sublease had not been made, and expel Sublessee and those claiming under it, and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Sublessor may send written notice to Sublessee of the termination of this Sublease, and upon entry as aforesaid (or in the event that Sublessor shall sent to Sublessee notice of termination as above provided, on the fifth (5th) day next following the date of the sending of the notice), the term of this Sublease shall terminate. Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Sublessee being evicted or dispossessed for any cause, or in the event Sublessor terminates this Sublease as provided in this Article. The Sublessee shall be liable for a 5% late fee applicable to any amounts due under this Sublease, from the due date of such payment.

18.2. In the case of such termination, Sublessee will indemnify Sublessor each month against all loss of rent, and all obligations which Sublessor may incur by reasons of any such termination, between the time of termination and the expiration of the term of this Sublease; or at the election of Sublessor, exercised at the time of the termination or at any time thereafter, Sublessee will indemnify Sublessor, each month until the exercise of the election, against all loss of rent and other obligations which Sublessor may incur by reason of such termination, during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Sublessee will pay to Sublessor as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the leased Premises for the period from the exercise of the election until the expiration of the term shall be less than the amount of rent and other payments provided herein to be paid by Sublessee to Sublessor during said period. It is understood and agreed that at the time of the termination, or at any time thereafter, the Sublessor shall diligently perform the legal obligation to relet the premises for a term which may expire after the expiration of the term of this Sublease, without releasing Sublessee from any liability whatsoever, only for the term of this Sublease, but not for the longer re-let term. The Sublessee shall be liable for any expenses incurred by Sublessor in connection with obtaining possession of the Subleased Premises, with removing from the Subleased Premises property of Sublessee and persons claiming under it (including warehouse charges), with putting the Subleased Premises into a condition reletting similar to its condition at the commencement of this lease, reasonable wear and tear excepted, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Sublessee to Sublessor. The Sublessor shall, commensurate with any demand for payment of any of the above as to expenses or rent, provide the Sublessee with an itemization of all such items as a condition to the Sublessee's obligations to make payment.

ARTICLE 19

SUBORDINATION TO MORTGAGES

         Sublessee agrees that upon the request of Sublessor it will subordinate this Sublease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Subleased Premises, any property of which the Subleased Premises are a part, or upon any ground lease of such property or upon any part thereof, irrespective of the time of execution or time of recording of any sub mortgage or mortgages. Sublessee agrees that it will, upon the request of Sublessor, execute, acknowledge and deliver any and all instruments deemed by Sublessor necessary or desirable to give effect or notice of such subordination. Sublessee also agrees that if it shall fail at any time to execute, acknowledge, or deliver any instrument requested by Sublessor under this Article, Sublessor may, only after seven (7) days notice to the Sublessee, in addition to any other remedies available to it, execute, acknowledge, and deliver such instrument as the attorney in fact of Sublessee and in Sublessee's name, and Sublessee hereby makes, constitutes, and irrevocably appoints Sublessor as its attorney in fact for that purpose. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. At the request of the holder of any mortgage upon the Subleased Premises or any property of which the Subleased Premises is a part may subordinate the lien of such mortgage to this Sublease, thereby making this Sublease superior to such mortgage, by recording in the Rockingham County Registry of Deeds, a Notice of Subordination or other document of like effect, executed unilaterally by such mortgage. Whether the lien of any mortgage are a part shall be superior or subordinate to this Sublease and the lien hereof, Sublessee agrees that , if requested by Sublessor or the holder of such mortgage, it will attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage.


ARTICLE 20

CERTIFICATE

         Within ten (10) days after written request therefor by Sublessor, Sublessee agrees to deliver to Sublessor or to any mortgagee a certificate stating (if such be the case) that Sublessee has entered into occupancy of the Subleased Premises in accordance with the provisions of this Sublease, that this Sublease is in full force and effect (if such be the case), that Sublessor has performed the construction required of Sublessor, and any other information reasonably requested.

ARTICLE 21

DELEGATION, ASSIGNMENT, SUBLEASES, MORTGAGE

21.1. Delegation. Sublessee shall not have the right to delegate any of its responsibilities or obligations under this Sublease.

21.2. Assignment. Sublessee may, subject to Condition 20 of the Master Lease, without the approval of Sublessor, assign its rights under this Sublease to a related corporation as long as Sublessee retains at least fifty-one percent (51%) controlling interest in such related corporation. All other assignments shall be subject to approval of Sublessor and PDA, which approval shall not be withheld unreasonably.

21.3. Subleases. Sublessee may not enter into any sublease of the Subleased Premises without Sublessor's prior written approval. Any request for Sublessor's approval shall be made at least forty-five (45) days prior to the commencement of such tenancy and shall provide detailed information concerning the identity and financial condition of the proposed sublessee and the terms and conditions of the proposed sublease. Sublessor shall not unreasonably withhold its consent to such sublease if: (1) the use of the Subleased Premises associated with any sublease(s) is permitted under Article 8, (2) the sublease(s) are consistent with the terms and conditions of this Sublease and the Primary Sublease; provided, however, that Sublessee may rent the subleased area at rentals deemed appropriate by Sublessee, (3) Sublessee remains primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under this Sublease, (4) the proposed sublessee is financially and operationally responsible and (5) PDA has given its approval to the proposed sublease. [In the event the rent for the Subleased Premises exceeds the rental charged to Sublessee under Article 4, Sublessee shall remit fifty percent (50%) of such excess to Sublessor upon receipt by Sublessee; provided, however, that any rental received by Sublessee during a period in which no rental is due to Sublessor shall be paid in its entirety to Sublessor.]

21.4. Continuing Liability of Sublessee. No subletting, assignment or transfer, whether Sublessor's consent is required or otherwise given hereunder, shall release Sublessee's obligations or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by

Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor. If Sublessee assigns this Sublease, or sublets all or a portion of the Subleased Premises, or requests the consent of Sublessor to any assignment or subletting, or if Sublessee requests the consent of Sublessor for any act that Sublessee proposes to do, then Sublessee shall pay Sublessor's reasonable processing fee and reimburse Sublessor for all reasonable attorneys' fees incurred in connection therewith. Any assignment or subletting of the Subleased Premises that is not in compliance with the provisions of this Article 21 shall be void and shall, at the option of Sublessor, terminate this Sublease.

21.5. Notwithstanding any other provision of this Sublease, any assignment or sublease shall comply with the provision of Article 22 including the notice requirements of Condition 10.8 of the FFA (as that term is defined in Section 22.8) and the terms and conditions of the Primary Sublease.

21.6. Mortgages. Except as otherwise expressly agreed to by PDA in writing, Sublessee shall not have the right to engage in any financing or other transaction creating any mortgage upon the Subleased Premises. Any approval of PDA shall be expressly subject to Condition 21 of the Master Lease and the provisions of the Primary Sublease.


ARTICLE 22

ENVIRONMENTAL PROTECTION

22.1. Sublessee and any sublessee or assignee of Sublessee shall comply with all federal, state, and local laws, regulations, and standards that are or may become applicable to Sublessee's or Sublessee's or assignee's activities at the Subleased Premises, including but not limited to, the applicable environmental laws and regulations identified in Exhibit 7, as amended from time to time.

22.2. Sublessee and any sublessee or assignee of Sublessee shall be solely responsible for obtaining at their cost and expense any environmental permits required for their operations under this Sublease or any sublease or assignment, independent of any existing Airport permits.

22.3. Sublessee shall indemnify, defend and hold harmless Sublessor, PDA and the Air Force against and from all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage, or disposal of any Hazardous Substances, or any other action by the Sublessee, or any sublessee or assignee of the Sublessee, giving rise to Sublessor or PDA or Air Force liability, civil or criminal, or responsibility under federal, state or local environmental laws.

         This indemnification of Sublessor and PDA and Air Force by Sublessee includes, without limitation, any and all claims, judgment, damages, penalties, fines, costs and expenses, liabilities and losses incurred by Sublessor or PDA or Air Force in connection with any investigation of site conditions, or any remedial or removal action or other site restoration work required by any federal, state or local governmental unit or other person for or pertaining to any discharges, emissions, spills, releases, storage or disposal of Hazardous Substances arising or resulting from any act or omission of the Sublessee or any sublessee or assignee of the Sublessee at the Subleased Premises after the Occupancy Date. "Occupancy Date" as used herein shall mean the earlier of the first day of Sublessee's occupancy or use of the Subleased Premises or the date of execution of this Sublease. "Occupancy" or "Use" shall mean any activity or presence including preparation and construction in or upon the Subleased Premises.

         The provisions of this Section shall survive the expiration or termination of the Sublease, and the Sublessee's obligations hereunder shall apply whenever the Sublessor or the Air Force incurs costs or liabilities for the Sublessee's actions of the types described in this Article.

22.4. Notwithstanding any other provision of this Sublease, Sublessee and its sublessees and assignees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Air Force of Hazardous Substances on any portion of the Airport, including the Subleased Premises. The Sublessee and its sublessees and assignees have no obligation to undertake the defense, remediation and cleanup, including the liability and responsibility for the costs of damages, penalties, legal and investigative services solely arising out of any claim or action in existence now, or which may be brought in the future by any person, including governmental units against the Air Force, because of any use of, or release from, any portion of the Airport (including the Subleased Premises) of any Hazardous Substances prior to the Occupancy Date.

22.5. As used in this Sublease, the term "Hazardous Substances" means any hazardous or toxic substance, material or waste, oil or petroleum product, which is or becomes regulated by any local governmental authority, the State of New Hampshire or the United States Government. The term "Hazardous Substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," under New Hampshire RSA ch.147-A, (ii) defined as a "hazardous substance" under New Hampshire RSA ch.147-B, (iii) oil, gasoline or other petroleum product, (iv) asbestos, (v) listed under or defined as hazardous substance pursuant to Part Hc. P 1905 ("Hazardous Waste Rules") of the New Hampshire Code of Administrative Rules, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.

Section 1317, (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601) and (ix) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified or supplemented (collectively "Hazardous Substance Laws").

         As used in this Sublease, the terms "release" and "storage" shall have the meanings provided in RSA 147-B:2, as amended, and the term "disposal" shall have the meaning provided in RSA 147-A:2.

22.6. Sublessor's rights under this Sublease and PDA's rights under the Primary Sublease specifically include the right for Sublessor and PDA to inspect the Subleased Premises and any buildings or other facilities thereon for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Sublessor or PDA is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections.

22.7. Notwithstanding any other provision of this Sublease and pursuant to the Primary Sublease, PDA is not responsible for any removal or containment of asbestos. If Sublessee and any sublessee or assignee intend to make any improvements or repairs that require the removal of asbestos, an appropriate asbestos disposal plan must be incorporated in the plans and specifications. The asbestos disposal plan shall identify the proposed disposal site for the asbestos. In addition, non-friable asbestos which becomes friable through or as a consequence of the activities of Sublessee will be abated by Sublessee at its sole cost and expense. The Sublessor hereby certifies that the leased premises and the building containing the leased premises are free of any asbestos materials.

22.8. Sublessor and Sublessee acknowledge that the Airport has been identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) of 1980, as amended. Sublessee acknowledges that Sublessor has provided it with a copy of the Pease Federal Facility Agreement ("FFA") entered into by EPA, and the Air Force on April 24, 1991, and Modification No. 1 thereto, effective March 18, 1993, agrees that it will comply with the terms of the FFA to the extent the same may be applicable to the Subleased Premises and that should any conflict arise between the terms of the FFA and the provisions of this Sublease, the terms of the FFA will take precedence. The Sublessee further agrees that the Sublessor and PDA assume no liability to the Sublessee or any sublessee or assignee of Sublessee should implementation of the FFA interfere with their use of the Subleased Premises. The Sublessee and its sublessee(s) and assignee(s) shall have no claim on account of any such interference against the Sublessor, or PDA or any officer, agent, employee or contractor thereof, other than a claim to Sublessor for abatement of rent.

22.9. The Air Force, EPA, and NHDES and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Sublessee and any sublessee or assignee, to enter upon the Subleased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with the FFA:

                  (1) to conduct investigations and surveys, including, where necessary, drilling, testpitting, borings and other activities related to the Pease Installation Restoration Program ("IRP") or the FFA;

                  (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the IRP or the FFA;

                  (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Subleased Premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

                  (4) to construct, operate, maintain or undertake any other response or remedial action as required or necessary under the IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

22.10. Sublessee and its sublessees and assignees agree to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Sublessee and any sublessee or assignee. Sublessee and any sublessee or assignee shall have no claim on account of such entries against the State as defined in FFA or any officer, agent, employee, contractor, or subcontractor thereof.

22.11. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen (14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above mentioned entities.

22.12. The Airport air emissions offsets and Air Force accumulation points for hazardous and other wastes will not be made available to Sublessee. Sublessee shall be responsible for obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Sublease.

22.13. Any permit required under Hazardous Substance Laws for the management of Hazardous Substances stored or generated by Sublessee or any sublessee or assignee of Sublessee shall be obtained by Sublessee or its sublessees or assignee and shall be limited to generation and transportation. Any violation of this requirement shall be deemed a material breach of this Sublease. Sublessee shall provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations, as it needs for management of its hazardous waste.

22.14. Sublessee, and any sublessee or assignee of Sublessee whose operations utilize Hazardous Substances, shall have a completed and approved plan for responding to Hazardous Substances spills prior to commencement of operations on the Subleased Premises. Such plan shall be independent of, but not inconsistent with, any plan or other standard of PDA applicable to the Airport and except for initial fire response and/or spill containment, shall not rely on use of the Airport or Sublessor personnel or equipment. Should the Sublessor provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise, on request of the Sublessee, or because the Sublessee was not, in the opinion of Sublessor, conducting timely cleanup actions, the Sublessee agrees to reimburse the Sublessor for its costs.

22.15. Sublessee, and any sublessee or assignee of Sublessee, must maintain and make available to PDA, the Air Force, EPA and NHDES all records, inspections logs, and manifests that tract the generation, handling, storage, treatment and disposal of hazardous waste, as well as all other records required by applicable laws and requirements. PDA and the Air Force reserve the right to inspect the Subleased Premises and Sublessee's, its sublessee's or assignee's records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment and disposal of hazardous waste, as well as the discharge or release of hazardous substances. Violations may be reported by PDA and the Air Force to appropriate regulatory agencies, as required by applicable law. The Sublessee, its sublessees or assignees shall be liable for the payment of any fines and penalties or costs which may accrue to the United States of America or PDA as a result of the actions of Sublessee, its sublessees or assignees, respectively.

22.16 Prior to the storage, mixing, or application of any pesticide, as that term is defined under the Federal Insecticide, Fungicide, and Rodenticide Act, the Sublessee, its sublessees and assignees shall prepare a plan for storage, mixing and application of pesticides ("Pesticide Management Plan"). The Pesticide Management Plan shall be sufficient to meet all applicable Federal, State and local pesticide requirements. The Sublessee, its sublessees and assignees shall store, mix and apply all pesticides within the Subleased Premises only in strict compliance with the Pesticide Management Plan. The pesticides will only be applied by a licensed applicator.

22.17 The Sublessee, its sublessees and assignees must notify the Sublessor and the Site Manager of its intent to possess, store, or use any licensed or licensable source or byproduct materials, as those terms are defined under the Atomic Energy Act and its implementing regulations; of Sublessee's, its sublessees and assignees intent to possess, use or store radium; and of Sublessee's, its sublessees and assignees intent to possess or use any equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulations, at lease sixty (60) days prior to the entry of such materials or equipment upon the Airport. Upon notification, the Sublessor and the Site Manager may impose such requirements, including prohibition of possession, use, or storage, as deemed necessary to adequately protect health and human environment. Thereafter, the Sublessee must notify the Sublessor and the Site Manager of the presence of all licensed or licensable source or other byproduct materials, of the presence of all radium, and of the presence of all equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulation; provided, however, that the Sublessee, its sublessees and assignees need not make either of the above notifications to the Sublessor and the Site Manager with respect to source and byproduct material which is exempt from regulation under the Atomic Energy Act. The Sublessee shall not, under any circumstances, use, own, possess or allow the presence of special nuclear material on the Subleased Premises.


ARTICLE 23

HOLDING OVER

         Holding Over. Any holding over by Sublessee after the expiration of the Term of this Sublease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Subleased Premises but in no event less twice the sum of (i) Basic Rent and (ii) Additional Rent in effect on the expiration date. Sublessee shall also pay to Sublessor all damages, direct and/or indirect (including any loss of a Sublessee or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Sublease as far as applicable. The Sublessor may, but shall not be required to, and only on written notice to Sublessee after the expiration of the Term hereof, elect to treat such holding over as an extension of the Term of this Sublease for a period of up to one (1) year, as designated by Sublessor, such extension to be on the terms and conditions set forth in this Section.

ARTICLE 24

WAIVERS

         Failure of Sublessor to complain of any act or omission on the part of Sublessee, no matter how long the same may continue, shall not be deemed to be a waiver by Sublessor of any of its rights hereunder. No waiver by Sublessor at any time, express or implied, or any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent of any subsequent breach of the same or any other provision. If any action by Sublessee shall require Sublessor's consent or approval, Sublessor's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Sublessee or acceptance by Sublessor of a lesser amount than shall be due from Sublessee to Sublessor shall be deemed to be anything but payment on account, and the acceptance by Sublessor of a check for a lesser amount with an endorsement or statement thereon, or upon letter accompanying said check that said lesser amount is payment in full, shall not be deemed an accord and satisfaction, and Sublessor may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which Sublessor may have under this Sublease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative, and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Sublessor or not, shall be deemed to be in exclusion of any other; and any two or more of all such rights and remedies may be exercised at the same time.


ARTICLE 25

QUIET ENJOYMENT

         Sublessor agrees that upon Sublessee's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Sublessee shall and may peaceably and quietly have, hold, and enjoy the Subleased Premises during the term of this Sublease without any manner of hindrance or molestation from Sublessor or anyone claiming under Sublessor, subject, however, to the terms of this Sublease and any instruments having a prior lien.

ARTICLE 26

FAILURE OF PERFORMANCE

         If Sublessee shall default in the performance or observance of any agreement or condition of this Sublease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure such default within fifteen (15) days after written notice from Sublessor specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Sublessor may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Sublessee, and any amount paid or any contractual liability incurred by Sublessor in so doing shall be deemed paid or incurred for the account of Sublessee, and Sublessee agrees to reimburse Sublessor therefor or save Sublessor harmless therefrom; provided that Sublessor may cure any such default as aforesaid prior to the expiration of said waiting period after notice to Sublessee, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the real estate or Sublessor's interest therein, or to prevent injury or damage to persons or property. If Sublessee shall fail to reimburse Sublessor upon demand for any amount paid for the account of Sublessee hereunder, said amount, plus interest therefrom from the date of Sublessor's demand at the Lease Interest Rate, shall be added to and become due as a part of the next payment of rent due hereunder.

ARTICLE 27

INTERPRETATION

27.1. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Sublease shall not be modified in any way except by a writing subscribed by both parties.

27.2. Wherever in this Sublease it is provided that the consent or approval of either party must be obtained in order to authorize any act or course of conduct by the other party, the party whose consent or approval is necessary may grant or withhold said consent or approval, except where expressly provided to the contrary in this Sublease, at its sole and absolute discretion and with or without explanation of the reason or reasons for granting or withholding the same.

27.3. In the event of a breach of this Sublease by either party, the prevailing party shall be entitled to reasonable attorneys fees and costs.

27.4. This Sublease shall be governed by the laws of the State of New
Hampshire.


ARTICLE 28

NOTICES

                  All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same certified or registered mail, return receipt requested, postage prepaid, or first class mail, postage prepaid or by mailing the same by Express Mail or by having the same delivered by a commercial delivery service to the following address:

         If to Sublessor:           119 International Drive, L.L.C.
                                    c/o CPManagement, Inc.
                                    Three Mound Court
                                    Merrimack, NH  03054



         If to Sublessee:           BayCorp Holdings, LTD.
                                    Attn:______________________
                                    15 Rye Street
                                    Portsmouth, NH  03801

ARTICLE 29

DISPUTES AND LITIGATION

29.1. Except as provided below: In the event of a dispute between the parties, it shall be a condition precedent to the initiation of any formal litigation in a court of competent jurisdiction that the parties shall have meet face to face in a good faith effort to resolve the dispute directly between them. In the event that they are unsuccessful, each party agrees to submit the dispute to alternative dispute resolution, initially by mediation, and the parties shall equally share the expense of such mediation.

         In the event that mediation is unsuccessful, the parties shall then submit the dispute to arbitration (binding if the parties agree) in accordance with the Rules of the American Arbitration Association. In the event that arbitration fails, and provided that the parties have participated in the alternative dispute resolution, provisions hereof in good faith, the aggrieved party may then commence litigation.

29.2. The foregoing alternative dispute resolution provisions shall not apply in the event that either party reasonably requires immediate ex parte and/or injunctive relief from a Court of competent jurisdiction.

ARTICLE 30

MISCELLANEOUS

30.1. Any actions or proceedings with respect to any matters arising under or growing out of this Sublease shall be instituted and prosecuted only in the courts located in the State of New Hampshire. Nothing contained in this Article or any other provision of this Sublease shall be deemed to constitute a waiver of the sovereign immunity of the State of New Hampshire, which immunity is hereby reserved to PDA and to the State of New Hampshire.

30.2. Sublessee shall faithfully observe and comply with such rules and regulations as the PDA may adopt for the operation of the Airport and such rules and regulations as Sublessor may adopt for the operation of the building and lot of which the Subleased Premises are a part, which rules and regulations are reasonable and nondiscriminatory as well as all modifications thereof and additions thereto. PDA shall not be responsible to Sublessee for the violation or nonperformance by any other Sublessee of the PDA of such airport rules and regulations, and Sublessor shall not be responsible to Sublessee for the violation or nonperformance by any other Sublessee of Sublessor of any of such rules and regulations pertaining to the building and the lot of which the Subleased Premises are a part.

30.3. Sublessee agrees to conform to such additional provisions required, from time to time, by the FAA ("FAA Requirements") or its successor with respect to the operation of the Airport, or a portion thereof. The current FAA Requirements are attached hereto as Exhibit 9 and incorporated herein by reference.

30.4. This Sublease is subject and subordinate to any agreements heretofore or hereafter made between PDA and the United States or the Air Force, the execution of which is required to enable or permit transfer of rights or property to PDA for airport purposes or expenditure of federal grant funds for airport improvement, maintenance or development, including, without limitation, the Application and Acceptance, Master Lease and FFA. Sublessee shall abide by requirements of any agreement between PDA and the United States or the Air Force applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by such agreements or as a condition of Sublessor's entry into such agreements.

         This Sublease is further subject and subordinate to the Primary Sublease between PDA and Sublessor, and Sublessee shall abide by the provisions of the Primary Sublease applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by the Primary Sublease.

30.5. Sublessee acknowledges that PDA, in its sole discretion, shall determine and may from time to time change the routes of surface ingress and egress connecting the Subleased Premises. PDA also reserves the right to further develop the Airport, or such portion of the Airport as is owned or controlled by PDA, as it sees fit, regardless of the desires or views of Sublessee and without interference or hindrance.

30.6. The Sublessee herein covenants by and for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, that this Sublease is made and accepted upon and subject to the following conditions:

         That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Sublessee, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or vendees in the Subleased Premises herein leased.

30.7. All obligations of Sublessee to indemnify, defend and hold harmless Sublessor, PDA and the Air Force and to make any monetary payment to Sublessor, PDA and the Air Force shall survive the termination or expiration of this Sublease.

30.8. Sublessor's Liability. (a) With respect to any services or utilities to be furnished by Sublessor to Sublessee, Sublessor shall in no event be liable for failure to furnish the same when prevented from doing so by force, major strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Sublessor's reasonable control, or for any cause due to any act or neglect of Sublessee or Sublessee's servants, agents, employees, licensees or any person claiming by, through or under Sublessee; nor shall any such failure give rise to any claim in Sublessee's favor that Sublessee has been evicted, either constructively or actually, partially or wholly.

(b) In no event shall Sublessor ever be liable to Sublessee for any loss of business or any other indirect or consequential damages suffered by Sublessee from whatever cause.

(c) With respect to any repairs or restoration which are required or permitted to be made by Sublessor, the same may be made during normal business hours and Sublessor shall have no liability for damages to Sublessee for inconvenience, annoyance or interruption of business arising therefrom.

30.9. Rules and Regulations. Sublessee shall abide by rules and regulations set forth in Exhibit 11 attached hereto and those rules and regulations from time to time established by Sublessor, it being agreed that such rules and regulations will be established and applied by Sublessor in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other sublessees of the Building of similar nature to the Sublessee named herein. Sublessor agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Sublessor shall not be liable to Sublessee for violation of the same by any other Sublessee or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Sublease, the provisions of this Sublease shall control.

30.10. Additional Charges. If Sublessee shall fail to pay when due any sums under this Sublease designated or payable as an additional charge, Sublessor shall have the same rights and remedies as Sublessor has hereunder for failure to pay Basic Rent.

30.11. Brokerage. Sublessee warrants and represents that Sublessee has dealt with no broker in connection with the consummation of this Sublease and, in the event of any brokerage claims against Sublessor predicated upon prior dealings with Sublessee, Sublessee agrees to defend the same and indemnify Sublessor against any such claim.

30.12 Early Termination Option. Subject to the terms and conditions hereinafter set forth, Sublessee shall have the right and option (the "Early Termination Option") to terminate this Sublease effective at a date in time between the first day of the twenty-fourth (24th) full calendar month and the last day of the twenty-fourth (24th) calendar month of the Base Term (the "Early Termination Date") provided that each of the "Termination Conditions" (as said term is hereafter defined) are satisfied as and when required by this Section 30.12. As used herein, the term "Termination Conditions" shall mean that (i) Sublessee shall provide Sublessor with written notice (an "Early Termination Notice") of its exercise of the Early Termination Option not later than three months prior to the Early Termination Date, (ii) on or before the Early Termination Date, Sublessee shall deliver to Sublessor the Termination Fee (as said term is hereinafter defined) in good funds and (iii) there shall exist no Default beyond any applicable grace period, as to a material provision of the Sublease of Sublessee which remains uncured either at the time of the giving of the Early Termination Notice by Sublessee or upon the Early Termination Date. Failure of Sublessee to timely exercise the Early Termination Option specifically in accordance with the terms and provisions of this Section 30.12 or any failure of Sublessee to comply with any of the Termination Conditions within the time and manner provided herein, time being of the essence, shall be deemed a waiver of the Early Termination Option by Sublessee unless Sublessor, in its discretion, shall waive any of such conditions in writing. It is agreed and understood that the Early Termination Option may be exercised only once by Sublessee and in no event shall the Early Termination Date be other than the last day of the 24th full calendar month of the Base Term, time being of the essence, of all of the provisions of this Section 30.12.

If Sublessee shall timely and properly exercise the Early Termination Option, Sublessee shall surrender and deliver up the Subleased Premises to Sublessor on the Early Termination Date as if such date were the date originally specified in his Sublease as the last day of the Term of this Sublease. The Hold-over section of this Lease (Section 23.1) shall apply to any hold-over by Sublessee beyond the Early Termination Date. As used herein, the term "Termination Fee" shall mean $100,000.00 representing the agreed upon damages.

                                    EXECUTION

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease effective as of the ____ day of ___________ , 2001.

                                           119 INTERNATIONAL
                                           DRIVE, L.L.C.

                                   By:      /s/ Cyrus Gregg
                                        --------------------------------------
                                   Its:         Co-Manager
                                               "Sublessor"

                                           BAYCORP HOLDINGS, LTD.


                                   By:     /s/ Patrycia Barnard
                                        --------------------------------------
                                   Its:    Treasurer, Vice President - Finance
                                                         "Sublessee"

STATE OF NEW HAMPSHIRE
                            : ss.
COUNTY OF [           ]

On this ____ day of __________, 200__ , before me,________________ , a Notary
Public in and for said County and State, personally appeared ____________________ , personally known to me (or proved to me on the basis of satisfactory evidence) to be the of _____________________ , and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.


                                Notary Public in and for said County and State

STATE OF NEW HAMPSHIRE
                             : ss.
COUNTY OF ROCKINGHAM

On this ___________ day of _______ , 200____ , before me, __________________ , a
Notary Public in and for said County and State, personally appeared [____________________], personally known to me (or proved to me on the basis of satisfactory evidence) to be the [_________________] of [________________] and
on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.


                                 Notary Public in and for said County and State

                                    EXHIBIT 1


                                PRIMARY SUBLEASE

                                    EXHIBIT 2


                           APPLICATION AND ACCEPTANCE

                                    EXHIBIT 3


         MASTER LEASE BETWEEN PEASE DEVELOPMENT AUTHORITY AND AIR FORCE

                                    EXHIBIT 4


                          FEDERAL FACILITIES AGREEMENT

                                    EXHIBIT 5


                    PLANS DESIGNATING THE SUBLEASED PREMISES

8/6/2001

                                    EXHIBIT 6
                      ****AS PER PLANS (DATED 7/10/01)****

Company:                                      BAY CORP
Useable Square Feet:                            4,503                       APPROXIMATE
Rentable Square Feet:                           5,298

                                               Notes                                                     SUB-TOTALS
Metal framing & drywall:
                                           demising walls                     $3,822
                                           interior walls                     $7,375
                                           exterior walls                     $  960

                    Total drywall:                                                                        $12,157
Electrical:
                                                                              $20,264
                        Sub-total:                                                                        $20,264
HVAC                                 *INCLUDES LIEBERT FOR SERVER RM                                      $36,024
Plumbing                                   included above
Insulation:
     Exterior walls                                                            $600
     Interior walls                                                           $1,328
                        Sub-total:                                                                         $1,928
Ceilings:
                                              standard                        $5,404

                        Sub-total:                                                                         $5,404
Flooring:                                 ALLOWANCE $14.00
                                               carpet                         $7,005
                                             hard floors
                                              baseboard                        $782
                        Sub-total:                                                                         $7,787
Sprinkler                                                                                                  $3,377
Doors: (installed)
  3' solid core KD                                                            $2,760
  3' w/sidelite                                                                $440
  full lites                                                                    $0
                        Sub-total:                                                                         $3,200
Painting
                        Sub-total:                                                                         $4,953
Fire Alarm                                                                                                  $780
Carpentry                                                                                                  $1,200
Window sills
(drywall)                                                                                                $0
Window treatment                                                                                            $960
Architectural                                                                                              $5,404
Misc.
  Glass (full lites)
  Shelving                                                                                                   $0
  Cabinets                                                                   ALLOWANCE                     $2,500
  Reception
  Kitchen                                                                                                    $0
  Folding wall                                                                                              $0
                                                                                                          ------
                        Sub-total:                                                                        $105,937

Gen. Requirements:                                                                                        $5,297
                                                                                                          ------
                        Sub-total:                                                                        $111,234
OH & P                                                                                                    $15,573
                                                                                                          -------
                            TOTAL:                      PER SQ FT:            $23.94                      $126,806

Allowance                                                                     $23.94                      $126,826
(over) under                                                                                                   $19

        TERM (YEARS)        RENTABLE AREA          BASE RENT          TOTAL
        ------------        -------------          ---------          -----
             5                  5,298               $16.00            $16.00

NOTE 1:  TENANT RESPONSIBLE FOR PHONE AND DATA CABLING, AND FINAL CONNECTIONS

THIS BUDGET REPRESENTS THE AGREED UPON COST TO CONSTRUCT AS REPRESENTED BY PLANS, SPECIFICATIONS, SELECTIONS AND CHANGE ORDERS BY TENANT AS nm OF DATE REPRESENTED.


                                   SIGNATURE:_______________________

                                   DATE:                              8/6/2001

                                    EXHIBIT 7

                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

Air Quality:                 (a)      Clean Air Act & Amendments, 42 U.S.C.
                                      7401-7642
                             (b)      40 CFR Parts 50-52, 61, 62, 65-67, 81
                             (c)      RSA ch. 125-C, Air Pollution Control, and
                                      rules adopted thereunder
                             (d)      RSA ch. 125-H, Air Toxic Control Act, and
                                      rules adopted thereunder

Hazardous Materials:         (a)      Hazardous Materials Transportation Act',
                                      49 U.S.C. 1801-1813, and Department of
                                      Transportation Regulations thereunder
                             (b)      Emergency Planning and Community Right-
                                      To-Know Act, 42 U.S.C. 11001-11050
                             (c)      49 CFR Parts 100-179
                             (d)      40 CFR Part 302
                             (e)      RSA ch. 277-A, Toxic Substances in the
                                      Workplace, and rules adopted thereunder

Hazardous Waste:             (a)      Resource Conservation and Recovery Act
                                      (RCRA) of 1976 and RCRA
                                      Amendments of 1984, 42 U.S.C.
                                      6901-6991i
                             (b)      Comprehensive Environmental Response,,
                                      Compensation, and Liability Act
                                      (CERCLA) of 1980, as amended, 42 U.S.C.
                                      9601-9675
                             (c)      40 CFR Parts 260-271, 300, 302
                             (d)      RSA ch. 147-A, Hazardous Waste
                                      Management and rules adopted thereunder

Water Quality:               (a)      Federal Water Pollution Control Act
                                      (Clean Water Act) and Amendments, 33
                                      U.S.C. 1251-1387
                             (b)      Safe Drinking Water Act, as amended, 42
                                      U.S.C. 300f-300j-26
                                      40 CFR Title 100-143, 401 and 403
                             (c)      RSA ch. 146-A, Oil Spillage in Public
                                      Waters, and rules adopted thereunder
                             (d)      RSA ch. 485, New Hampshire Safe
                                      Drinking Water Act, and rules adopted
                                      thereunder
                             (e)      RSA ch. 485-A, Pollution and Waste
                                      Disposal, and rules adopted thereunder

                                    EXHIBIT 8


                          CERTIFICATE OF GOOD STANDING





                           TO BE PROVIDED BY SUBLESSEE

                                    EXHIBIT 9

                         SUBLEASE PROVISIONS REQUIRED BY
                       THE FEDERAL AVIATION ADMINISTRATION


1. Sublessee, for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that in the event facilities are constructed, maintained, or otherwise operated on the Subleased Premises, for a purpose for which a United States Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

2. Sublessee, for himself, his personal representative, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that: (i) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said facilities; (ii) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and (iii) that the Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulation may be amended.

3. That in the event of breach of any of the above nondiscrimination covenants, Sublessor shall have the right to terminate the Sublease, and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease, had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are allowed and completed including expiration of appeal rights.

4. Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED THAT the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

5. Non-compliance with Provision 4 above shall constitute a material breach thereof and in the event of such noncompliance Sublessor shall have the right to terminate this Sublease, and the estate hereby created without liability therefore or at the election of the Sublessor or the

United States either or both of Sublessor or the United States shall have the right to judicially enforce provisions.

6. Sublessee agrees that it shall insert the above five provisions in any lease agreement, by which said Sublessee grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Subleased Premises.

7. Sublessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart
E. Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Sublessee assures that it will require that its covered suborganizations provide assurance to the Sublessor, that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

8. Sublessor reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view of the Sublessee and without interference or hindrance.

9. Sublessor reserves the right, but shall not be obligated to the Sublessee to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the Sublessee in this regard.

10. This Sublease shall be subordinate to the provisions and requirements of any existing or future agreement between the Sublessor and the United States, relative to the development, operation or maintenance of the airport.

11. There is hereby reserved to Sublessor, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Subleased Premises. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the airport.

12. Sublessee agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of building is planned for the Subleased Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on Subleased Premises.

13. Sublessee, by accepting this Sublease expressly agrees for itself, its successors and assigns that it shall not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder above the mean sea level elevation of [_______] feet. In the event the aforesaid covenants are breached, Sublessor reserves the right to enter upon the Premises and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of the Sublessee.

14. Sublessee, by accepting this Sublease, agrees for itself, its successors and assigns that it will not make use of the Subleased Premises in any manner which might interfere with the landing and taking off of aircraft from the airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Sublessor reserves the right to enter upon the Subleased Premises, and cause the abatement of such interference at the expense of the Sublessee.

15. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of
Section 308a of the Federal Aviation Act of 1958 (49 U.S C. 1349a).

16. This Sublease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of said airport or the exclusive or non-exclusive use of the airport by the United States during the time of war or national emergency.

                                   EXHIBIT 10


                   SUBORDINATION AND NON-DISTURBANCE AGREEMENT

                                   EXHIBIT 11
                              RULES AND REGULATIONS

1. Except as specifically provided in the Sublease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Sublessor. Sublessor shall have the right to remove, at Sublessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Sublessee by a person approved by Sublessor.

2. If Sublessor objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Sublessee shall immediately discontinue such use. Sublessee shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

3. Sublessee shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Sublessee's business invitees. Sublessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Sublessor would be prejudicial to the safety, character, reputation and interest of the Project and its Sublessees: provided that nothing herein contained shall be construed to prevent such access to persons with whom any Sublessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No Sublessee and no employee or invitee of any Sublessee shall go upon the roof(s) of the Project.

4. The directory of the building or Project will be provided exclusively for the display of the name and location of Sublessees only and Sublessor reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Sublessor, and except with the written consent of Sublessor, no person or persons other than those approved by Sublessor shall be employed by Sublessee or permitted to enter the Project for the purpose of cleaning the same. Sublessee shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Sublessor will furnish Sublessee, free of charge, with two keys to each door lock in the Premises. Sublessor may make reasonable charge for any additional keys. Sublessee shall not make or have made additional keys, and Sublessee shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Sublessee, upon the termination of its tenancy, shall deliver to Sublessor the keys of all doors which have been furnished to Sublessee, and in the event of loss of any keys so furnished, shall pay Sublessor therefor.

7. If Sublessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Sublessor's instructions in their installation.

8. Freight elevator(s) shall be available for use by all Sublessees in the building, subject to such reasonable scheduling as Sublessor, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the building or carried in the elevators except between such hours and in such elevators as may be designated by Sublessor. Sublessee initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Sublessor, be made during the hours of 8:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other Sublessees or the operation of the building.

9. Sublessee shall not place a load upon any floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law. Sublessor shall have the right to prescribe the weight, size and position of all equipment; materials, furniture or other property brought into the building. Heavy objects shall, if necessary by Sublessor, stand on such platforms as determined by Sublessor to be necessary to properly distribute the weight, which platforms shall be provided at Sublessee's expense. Business machines and mechanical equipment belonging to Sublessee, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Sublessor or to any Sublessees in the building, shall be placed and maintained by Sublessee, at Sublessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Sublessor. Sublessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Sublessee.

10. Sublessee shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Sublessee shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Sublessor or other occupants of the building by reason of noise, odors or vibrations, nor shall Sublessee bring into or keep in or about the Premises any birds or animals.

11. Sublessee shall not use any method of heating or air conditioning other than that supplied by Sublessor.

12. Sublessee shall not waste electricity, water or air conditioning and agrees to cooperate fully with Sublessor to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Sublessee has actual notice, and shall refrain from attempting to adjust controls. Sublessee shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Sublessor reserves the right, exercisable without notice and without liability to Sublessee, to change the name and street address of the building.

14. Sublessor reserves the right to exclude from the building between the hours of 8:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Sublessor, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Sublessee shall be responsible for all persons for whom it requests passes and shall be liable to Sublessor for all acts of such persons. Sublessor shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Sublessor reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Sublessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other apparatus, and electricity, gas or air outlets before Sublessee and its employees leave the Premises. Sublessee shall be responsible for any damage or injuries sustained by other Sublessees or occupants of the building or by Sublessor for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Sublessee who, or whose employees or invitees shall have caused it.

17. Sublessee shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Sublessee shall not make nay room-to-room solicitation of business from other Sublessees in the Project. Sublessee shall not use the Premises for any business or activity other than that specifically provided for in Sublessee's Sublease.

18. Sublessee shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Sublessee shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

19. Sublessee shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Sublease pertaining to alterations. Pictures, artwork and bulletin boards may be hung provided proper materials are used. Sublessor reserves the right to direct electricians as to where and how telephones and telegraph wires are to be introduced to the Premises. Sublessee shall not cut or bore holes for wires. Sublessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Sublessor. Sublessee shall repair any damage resulting from noncompliance with this rule.

20. Sublessee shall not install, maintain or operate upon the Premises any vending machines without the written consent of Sublessor.

21. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Project are prohibited, and Sublessee shall cooperate to prevent such activities.

22. Sublessor reserves the right to exclude or expel from the Project any person whom, in Sublessor's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Sublessee shall not store all its trash and garbage within its premises or in other facilities provided by Sublessor. Sublessee shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Sublessor.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Sublessor's consent, except that use by Sublessee of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Sublessee shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Sublessor may approve. Sublessee shall not bring any other vehicles of any kind into the building or Project.

26. Without the written consent of Sublessor, Sublessee shall not use the name of the building or Project in connection with or in promoting or advertising the business of Sublessee except as Sublessee's address.

27. Sublessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Sublessor or any governmental agency.

28. Sublessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. Sublessee's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Sublessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Sublessor, and no employee of Sublessor will admit any person (Sublessee or otherwise) to any office without specific instructions from Sublessor.

30. Sublessor may waive any one or more of these Rules and Regulations for the benefit of Sublessee or any other Sublessee, but no such waiver by Sublessor shall be construed as a waiver of such Rules and Regulations in favor of Sublessee or any other Sublessee, nor prevent Sublessor from thereafter enforcing any such Rules and Regulations against any or all of the Sublessees of the Project.

31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of the Sublease.

32. Sublessor reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Sublessee agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

33. Sublessee shall be responsible for the observance of all the foregoing rules by Sublessee's employees, agents, clients, customers, invitees and guests.

34. Sublessor shall furnish, free of charge, a reasonable number of access cards to Sublessee for the purpose of accessing exterior doors to the Building. Sublessee, upon termination of its tenancy, shall return all access cards, which have been furnished, to the Sublessor and in the event of loss of any cards so furnished, Sublessee shall pay Sublessor therefore.

                                   EXHIBIT 12

                                    OPERATING
                                    EXPENSES

                                                                                      Per RSF
                                                            Amount                    56,360sf
Utilities:
              Water & Sewer                              $  3,945.20                  $ 0.07
              Electricity                                $ 50,160.40                  $ 0.89
              Gas                                        $ 32,688.80                  $ 0.58
                                                         -----------                  ------
                                                         $ 86,794.40                  $ 1.54

Maintenance:
              Building R&M                               $  4,508.80                  $ 0.08
              Plumbing R&M                               $    563.60                  $ 0.01
              Building Systems R&M                       $  6,199.60                  $ 0.11
              Elevator R&M                               $  3,381.60                  $ 0.06
              Supplies R&M                               $    563.60                  $ 0.01
              Parking Lot R&M                            $    300.00                  $    -
              Common Area R&M                            $    827.20                  $ 0.02
              Security & Life Safety R&M                 $  1,127.20                  $ 0.02
              Landscape                                  $  6,763.20                  $ 0.12
              Snow Removal                               $  5,072.40                  $ 0.09
              Trash                                      $  3,945.20                  $ 0.07
              Exterminating                              $    200.00                  $    -
              Misc.                                      $  2,054.40                  $ 0.04
                                                         -----------                  ------
                                                         $ 35,506.80                  $ 0.63

Cleaning:
              Contract Cleaning                          $ 28,743.60                  $ 0.51
              Window Cleaning                            $  1,690.80                  $ 0.03
              Parking Lot                                $    563.60                  $ 0.01
                                                         -----------                  ------
                                                         $ 30,998.00                  $ 0.55

Other:
              Insurance                                  $  5,636.00                  $ 0.10
              Management                                 $ 25,925.60                  $ 0.46
              Ground Rent                                $ 56,360.00                  $ 1.00
              Real Estate Taxes                          $ 78,904.00                  $ 1.40
              Office Expense                             $  1,690.80                  $ 0.03
              Legal                                      $    563.60                  $ 0.01
              Accounting                                 $    225.00                  $    -
                                                                                      ------
                                                         $169,305.00                  $ 3.00

              TOTAL OPERATING EXPENSES:                  $322,604.20                  $ 5.72


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

                                   EXHIBIT 13
                                  15 RYE STREET
                             CLEANING SPECIFICATIONS

1.       GENERAL

         a. Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories, and elevators. Not included are: garages and elevator shafts.

         b. Employees assigned to the building shall be carefully interviewed, screened, and bonded. They shall be neat and clean in appearance and properly identified by picture I.D. badge supplied by Contractor.

         c. Employees shall abide by all building regulations and safety rules.

         d. Employees shall not eat, drink, or smoke on duty. They shall not disturb paper on desks, open drawers or cabinets, use telephones, televisions or radios.

         e. Competent supervisory personnel shall be employed, and they will, at a minimum, have completed a supervisory training course.

         f. The supervisor will report to the Customer or his agent any maintenance conditions such as leaky faucets, stopped toilets and drains, broken fixtures, etc. The supervisor will also report any unusual happenings in the building noticed or called to his/her attention by Contractor's employees.

         g. Necessary, appropriate, tested and approved machinery and cleaning supplies for the satisfactory performance of services will be provided. Material Safety Data Sheets on all chemicals to be used on site shall be placed at a designated spot on site, and copies are to be provided the management company.

         h. Customer shall assign sufficient space in the premises for storage of cleaning materials and machinery. Utilities will be provided without charge. Customer shall provide trash can liners, hand soap, paper towels, cups and toilet tissue. Contractor shall provide all cleaning materials, supplies and equipment.

         i. A log book will be maintained in the building in which a record shall be made of any events requiring Customer or Contractor's attention.


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         j.       All office cleaning, as possible, will be performed behind locked doors, on a floor by floor basis.

         k. The Customer may require the dismissal of any Contractor's employee who, by behavior or work habits, is objectionable.

         l. Upon completion of work, the Contractor will leave all slop sinks and equipment storage areas in a neat, clean and orderly condition; all unnecessary lights out and all doors locked.

         m. Regular, periodic inspection of the building shall be performed by a representative of Contractor's management staff with the Customer's representative. This is in addition to the regular nightly inspection to be performed by the supervisor.

         n.       Turn off all lights; lock exit and interior doors.

2.       ENTRANCE LOBBY AND COMMON HALLWAYS

          DAILY

         a. Entrance lobby and hallways will be thoroughly cleaned daily. Glass and metal will be cleaned and dusted including balusters. Directory glass will be damp cleaned and wiped. Walls will be dusted and kept free from fingerprints and smudges. Entrances are to be dust mopped and damp mopped as needed. Carpeted areas are to be thoroughly vacuumed; edging tools are to used as needed. Cobwebs to be removed nightly.

         b. Carpets will be spotted as needed so that no spot is present more than 24 hours. If spots reappear, it is the Contractor's responsibility to redo the work until such time as the spot disappears completely.

         c. Water coolers will be cleaned and polished, insuring that the spigot area and the drain area are kept free from mold and stains.

         d.       Vacuum upholstered furniture.

         e. All tile floors are to be swept and washed with a neutral base cleaner. no sealers or waxes are to be applied to these floors at any time.


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Cleaning Specifications
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         MONTHLY

         a. During the winter months (November - April) carpets are to be cleaned, using the extraction method.

         b. Woodwork is to be polished, using and approved wood polish, insuring that it is properly dusted before polishing.

         c.       Clean ventilating louvers.

         d. Twice during the winter season all ceramic tile floors are to be machine scrubbed.

         e. Twice during the winter months (November - April) carpets are to be cleaned using the extraction method.

         QUARTERLY

         a. During summer months (May - October) carpets are to be cleaned using the extraction method.

         b. Light fixtures will be dusted insuring the removal of all cobwebs and cleaned to remove all fingerprints. This includes exit lighting as well as recessed and parabolic fixtures.

3.       ELEVATORS

          DAILY

         a.       All elevators will be vacuumed.

         b. All stainless steel and metal will be cleaned, and woodwork will be kept cleaned and polished.

         c.       All elevator tracks will be vacuumed and cleaned daily.

         d.       Elevator button panels and elevator doors will be cleaned.


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         e.       Carpets will be spotted as needed so that no spot is present more than 24 hours. If spots reappear, it is the Contractor's responsibility to redo the work until such time as the spot disappears completely.


         MONTHLY

         a. Ceilings, overhead Plexiglas, and/or special light fixtures will be cleaned periodically.

         b. During the winter months (November - April) carpets are to be cleaned, using the extraction method.

         QUARTERLY

         a. During summer months (May - October) carpets are to be cleaned using the extraction method.

4.       LAVATORIES - DAILY

         a.       Clean all mirrors.

         b.       Wash basins and bright work with a non-abrasive cleanser.

         c. Clean urinals, insuring that the trap area is kept free of any buildup and the lip area is kept clean and disinfected.

         d. Wash toilet seats and bowls, and disinfect. Hard to reach areas such as under the rim of the bowl and in the trap area are to be kept clean and disinfected.

         e. Sweep and wash floors, insuring that dirty water is not allowed to accumulate at the base of the walls and behind toilets. Mop floor using disinfectant.

         f. Clean walls and partitions. They are to be free of graffiti, handprints and dust.

         g. Refill hand soap, towels, tissues, and sanitary napkin dispensers, keeping these dispensers free of grime and dust, and polished.


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         h.       Clean ventilating louvers.

         MONTHLY

         Power scrub floors with germicidal solution.

         OTHER

         Under no circumstances is a sealer or finish to be placed on lavatory floors without prior approval of the management company.

5. TENANT AREAS: CONFERENCE ROOMS, EXECUTIVE OFFICES, TENANT RECEPTION AREAS, KITCHENS AND CAFETERIAS

         DAILY

         a.       DUSTING

                  All furniture, office equipment and appliances, windowsills, etc., will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Telephones will be damp wiped and disinfected. Cobwebs removed nightly.

         b.       DUST MOPPING

                  After furniture dusting is completed, all non-carpeted floor areas will be dust mopped with a treated dust mop with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt.

         c.       VACUUMING

                  All rugs and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs shall be vacuumed weekly.


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         d.       WASTE CANS - ASHTRAYS

                  Waste cans and ashtrays will be emptied and wiped clean. Waste cans shall be damp wiped as necessary. Plastic liners where used will be changed as needed. Waste not in can will not be removed unless clearly marked "Trash." Trash designated as "Recyclable" will be transported from the recycle bins to a designated recycling area.

         e.       SPOT CLEANING CARPETS

                  All carpeted areas will be inspected for spots and stains. All spots and stains will be removed as soon as possible. Where difficult spots are encountered, Customer or his agent will be notified.

         f.       WET MOPPING - AS NEEDED

                  Extreme care shall be used in all mopping to avoid splashing walls or furniture. Moving water and other liquids over carpeted areas will be done in a manner to avoid spillage.

         g.       VINYL TILE FLOORS

                  All tile floors will be buffed and kept in scuff/spot free conditions at all times. Buffing or burnishing, and/or stripping and recoating will be done on an "as-needed" basis; floors are to be maintained at a high level of appearance, free of any wax discoloration and /or worn areas, dirt buildup, and black marks. Care shall be taken in applying finish to keep it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture.

         i.       SPOT CLEANING WALLS, WOODWORK, ETC.

                  All handprints and spots will be removed from doors and light switches. Walls, woodwork, and interior glass cleaned as needed. Side light glass and interior petition glass and Plexiglas will be spot cleaned nightly and washed weekly, using appropriate cleaner for Plexiglas to avoid damage. Appropriate cleaner to be used on laminate to avoid streaks and smudges.


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         j.       CIGARETTE URNS

                  Cigarette urns and ash receivers shall be cleaned and sanitized.

         k.       SINKS

                  Sinks are to be cleaned and polished removing all residues from drain areas.

6.       TENANT AREAS: GENERAL OFFICES

         DAILY

         a.       DUST MOPPING

                  All non-carpeted floor areas will be dust mopped with a treated dust mop with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt.

         b.       VACUUMING

                  All rugs and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs shall be vacuumed weekly.

         c.       WASTE CANS - ASHTRAYS

                  Waste cans and ashtrays will be emptied and wiped clean. Waste cans shall be damp wiped as necessary. Plastic liners where used will be changed as needed. Waste not in can will not be removed unless clearly marked "Trash." Trash designated as "Recyclable" will be transported from the recycle bins to a designated recycling area.

         d.       SPOT CLEANING CARPETS

                  All carpeted areas will be inspected for spots and stains. All spots and stains will be removed as soon as possible. Where difficult spots are encountered, Customer or his agent will be notified.


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Page 8


         e.       WET MOPPING - AS NEEDED

                  Extreme care shall be used in all mopping to avoid splashing walls or furniture. Moving water and other liquids over carpeted areas will be done in a manner to avoid spillage.

         f.       VINYL TILE FLOORS

                  All tile floors will be buffed and kept in scuff/spot free conditions at all times. Buffing or burnishing, and/or stripping and recoating will be done on an "as-needed" basis; floors are to be maintained at a high level of appearance, free of any wax discoloration and /or worn areas, dirt buildup, and black marks. Care shall be taken in applying finish to keep it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture.

         g.       Cobwebs removed nightly.

         WEEKLY

         a.       DUSTING

                  All furniture, office equipment and appliances, windowsills, etc., will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Telephones will be damp wiped and disinfected.

         b.       SPOT CLEANING WALLS, WOODWORK, ETC.

                  All handprints and spots will be removed from doors and light switches. Walls, woodwork, and interior glass cleaned as needed. Side light glass and interior petition glass and Plexiglas will be spot cleaned nightly and washed weekly, using appropriate cleaner for Plexiglas to avoid damage. Appropriate cleaner to be used on laminate to avoid streaks and smudges.


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Page 9

7.       TENANT AREAS - PERIODIC

         a.       AIR CONDITIONING GRILLS - MONTHLY

                  All areas around air conditioning and return air grills will be cleaned once each month or more frequently if necessary.

         b.       HIGH DUSTING - QUARTERLY

                  Pipes, ledges, ceilings, moldings, picture frames, etc. will be cleaned quarterly or more frequently if necessary.

         c.       LOUVER DRAPES - QUARTERLY/ANNUAL

                  Louver drapes will be dusted quarterly and cleaned annually.

         d.       LIGHT FIXTURES - QUARTERLY

                  Light fixtures will be dusted insuring the removal of all cobwebs and cleaned to remove all fingerprints. This includes exit lighting as well as recessed and parabolic fixtures.

         e.       CARPET CLEANING - ANNUALLY

                  Carpet Cleaning is to be done using the extraction method.

         f.       POLISH OFFICE FURNITURE - MONTHLY

         g.       VACUUM FURNITURE - QUARTERLY

8.       STAIRWAYS & LANDINGS

         All stairways and landings will be policed daily; this includes any debris or spillage as it occurs. They will be swept or vacuumed weekly. Spot cleaning of walls and doors will be done weekly. These areas will be damp mopped and scrubbed as necessary. All tile floors will be buffed and kept in scuff/spot free conditions at all times. Buffing or burnishing, and/or stripping and recoating will be done on an "as-needed" basis; floors are to be maintained at a high level of appearance, free of any wax discoloration and /or worn areas, dirt buildup, and black marks. Care shall be taken in applying finish to keep


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Page 10


         it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture. Hand rails, fire points, and other miscellaneous hardware will be cleaned quarterly.

9.       POLISHING

         All doorplates, kick plates, brass and metal fixtures within the building will be wiped weekly and polished quarterly.

10.      SPECIAL STIPULATIONS:

         a.       No area is to be left unsecured at any time.

         b. Dumpster area is to be policed nightly. Include the removal of all cigarette butts around rear door and leading to the dumpster area.

         c. All lobby soffits and lights to be kept free of cobwebs and loose dirt.

         e. Police all entrances, pick up cigarette butts and sweep sidewalk near entrance on a daily basis.

         f.       Roof decks are to be policed for trash nightly.

         g. All electrical/mechanical/elevator equipment/janitor closets are to be swept on an as needed basis. All tile floors will be buffed and kept in scuff/spot free condition at all times. Buffing or burnishing, and/or stripping and recoating will be done on an "as needed" basis; floors are to be maintained at a high level of appearance; free of any wax discoloration and or worn areas, dirt build up and black marks. Care shall be taken to insure these areas are kept in good condition and appearance.

                                  15 RYE STREET
                             CLEANING SPECIFICATIONS
                               MISCELLANEOUS NOTES


- You are being asked to bid on the provision of general cleaning services for Two International Drive, Portsmouth, New Hampshire based on the attached specifications, which are, made a part of your bid.

- You will be asked to provide the appropriate insurance in the areas of comprehensive liability, property damage liability and worker's compensation.

-        Cleaning services at the property shall be performed during off-hours.

- Payments will be made on a monthly basis with invoices submitted on the 1st of the month and paid by the 15th of the month.

- This bid is being made for a one (1) year contract, such contract may be terminated by either party with thirty (30) days written notice by registered mail addressed to the other party.


                                       78